                                                                  EXECUTION COPY

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                            STOCK PURCHASE AGREEMENT

                                      among

                                RATHGIBSON, INC.,

                            THE SELLERS NAMED HEREIN,

                               RGCH HOLDINGS LLC,

                                       and

                        THE REPRESENTATIVE NAMED HEREIN

                                December 6, 2005

                   =============================================

     4.21   Transactions with Related Persons. Except as set forth on

                                        i

                                       ii

                                       iii

                                    EXHIBITS
                                    --------

Exhibit A                   Company Certificate

Exhibit B                   Buyer Certificate

Exhibit C                   Form of Purchase Price Escrow Agreement

Exhibit D                   Form of Opinion of Counsel to the Company

Exhibit E                   Debt Commitment Letter and Equity Commitment Letter

                                       iv

                                    SCHEDULES

Schedule                                 Section Reference
---------                                ------------------

Equityholders                            (SS.SS. 1.01, 3.03, 4.04)

Indebtedness                             (SS. 1.02)

Third Party Consents                     (SS. 2.01)

Governmental Consents                    (SS.SS. 2.01, 2.02, 4.13)

Equityholders Authorization              (SS. 3.03)

Subsidiaries                             (SS. 4.02)

Company Authorization                    (SS. 4.03)

Capitalization                           (SS. 4.04)

Accounting                               (SS. 4.05)

Developments                             (SS. 4.06)

Leased Real Property                     (SS. 4.07)

Owned Real Property                      (SS. 4.07)

Taxes                                    (SS. 4.08)

Material Contracts                       (SS. 4.09)

Suppliers and Customers                  (SS. 4.19)

Inventory                                (SS. 4.20)

Indebtedness                             (SS. 4.26)

Product Warranty Schedule                (SS. 4.13)

Intellectual Property                    (SS. 4.10)

Litigation                               (SS. 4.11)

Employee Benefits                        (SS. 4.14)

Environmental Compliance                 (SS. 4.16)

                                        v

Related Persons                          (SS. 4.21)

Product Warranty                         (SS. 4.22)

Insurance                                (SS. 4.24)

Closing Costs                            (Article XI)

Targeted Working Capital                 (Article XI)

Transaction Tax Deduction Benefits       (Article XI)

                                       vi

                            STOCK PURCHASE AGREEMENT

            THIS AGREEMENT ("Agreement") is made as of December 6, 2005, by and among RGCH Holdings LLC, a Delaware limited liability company (the "Buyer"),
RathGibson, Inc., a Delaware corporation (the "Company"), and the Persons listed as "Sellers" on the signatures pages attached hereto (collectively referred to herein as the "Sellers" and individually as a "Seller"). Unless otherwise provided, capitalized terms used herein are defined in Article XI below.

            The Persons listed on the Equityholders Schedule attached hereto
(collectively referred to herein as the "Equityholders" and individually as an
"Equityholder") own (i) all of the issued and outstanding capital stock of the
Company, which as of the date hereof consists of 215,462.25 shares of common stock ("Common Stock"), par value $0.01 per share (collectively, the "Shares"),
(ii) all of the granted and outstanding Stock Options, which consist of 256
Stock Options and (iii) all of the granted and outstanding Phantom Rights, which consist of 9,375 Phantom Rights.

            Subject to the terms and conditions set forth herein, the Buyer desires to acquire from the Sellers all of the Shares, and the Sellers desire to sell to the Buyer all of such Shares owned by the Sellers as of the Closing
Date. In addition, subject to the terms and conditions set forth herein, the
Equityholders shall surrender all Stock Options and Phantom Rights for cancellation on the Closing Date in accordance with the Stock Option Plan and the Phantom Rights Plan.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

            1.01    Purchase and Sale and Cancellation of Equity Interests.

            (a)     Closing Transactions. At the Closing, upon the terms and
subject to the conditions set forth in this Agreement, (i) the Sellers shall sell, assign, transfer and convey to the Buyer, and the Buyer shall purchase and acquire from the Sellers, all of the Sellers' rights, title and interest in and to the Shares, free and clear of all Liens and transfer restrictions (other than restrictions under applicable federal and state securities laws) and (ii) the
Equityholders shall cancel and surrender all of the Equityholders' rights, title and interest in and to their Stock Options and Phantom Rights, in the aggregate, against payment by the Buyer of the Initial Purchase Price as determined pursuant to Section 1.01(b) and Section 1.01(e) below.

            (b)     Initial Purchase Price. The "Initial Purchase Price" shall be an amount equal to (i) $260,000,000, minus (ii) the Indebtedness repaid by
Buyer pursuant to Section 1.02(b)(iii) below, minus (iii) the Closing Costs paid by Buyer pursuant to Section 1.02(b)(ii).

                                        1

The Initial Purchase Price shall be subject to adjustment as set forth in
Section 1.01(g) below, and as so adjusted shall be the "Final Purchase Price".

            (c)     Escrow Amount. At the Closing, the Buyer shall pay or cause to be paid (by wire transfer of immediately available funds) $2,000,000 of the
Initial Purchase Price (the "Escrow Amount") into an escrow account as a source for any payment by the Representative on behalf of the Equityholders to the
Buyer as required by Section 1.01(g). The Escrow Amount shall be held in escrow and disbursed pursuant to the terms hereof and an escrow agreement between the
Buyer, the Representative and the Escrow Agent, dated as of the Closing Date
(the "Escrow Agreement"), in substantially the form attached hereto as Exhibit
C.

            (d)     Additional Escrow Amount. In the event that the Wisconsin
Tax Audit is not settled prior to the Closing in a manner reasonably satisfactory to Buyer, at the Closing, the Buyer shall pay or cause to be paid
(by wire transfer of immediately available funds) $1,350,000 of the Initial
Purchase Price (the "Additional Escrow Amount") into an escrow account as a source for any payment owing by the Company to the Wisconsin Department of
Revenue in respect of the Wisconsin Tax Audit. The Additional Escrow Amount
shall be held in escrow and disbursed pursuant to the terms of an escrow agreement between the Buyer, the Representative and the Escrow Agent, dated as of the Closing Date (the "Additional Escrow Agreement"), in form and substance reasonably satisfactory to the Buyer and the Representative.

            (e)     Allocation of the Initial Purchase Price. At the Closing,
the remainder of the Initial Purchase Price shall be allocated and distributed by the Representative among the Equityholders with respect to their Shares and with respect to their Stock Options and Phantom Rights (as applicable) pursuant to Section 1.02(b).

            (f)     Post-Closing Determination. The Final Purchase Price shall be an amount (as finally determined pursuant to this Section l.0l(f)) equal to the Initial Purchase Price, plus (or minus) (i) the amount by which the Closing
Working Capital exceeds (or is less than) the Target Working Capital, plus (ii)
the Cash and Cash Equivalents, minus (iii) any Indebtedness not repaid by the
Buyer pursuant to Section 1.02(b)(iii).

                    (i)     Following the Closing Date, the Buyer will conduct a
      review of the Company's Closing Working Capital, Target Working Capital,
      Indebtedness and Cash and Cash Equivalents, and within 90 days after the
      Closing Date, the Buyer will prepare and deliver to the Representative (A)
      a consolidated balance sheet of the Company and its Subsidiaries as of the close of business on the Closing Date, prepared in accordance with GAAP but without giving effect to the transactions contemplated hereby and the financing thereof (the "Draft Balance Sheet"), and (B) a computation of the Final Purchase Price based upon the Draft Balance Sheet. The Buyer will make available to the Representative all records and work papers used in preparing the Draft Balance Sheet.

                    (ii)    If the Representative approves in writing the
      Buyer's determination of the Final Purchase Price or if the Representative
      fails to deliver an Objection Notice as provided below, then the Buyer's determination of the Final Purchase Price shall be conclusive and binding on all parties to this Agreement. If the Representative disagrees with the computation of the Final Purchase Price reflected on the Draft Balance
      Sheet,

                                        2

      the Representative may, within 30 days after receipt of the Draft Balance
      Sheet, deliver a written notice (an "Objection Notice") to the Buyer setting forth the Representative's calculation of the Final Purchase Price and the basis, with reasonable specificity, for the differences identified by the Representative. The Representative and the Buyer shall use reasonable efforts to resolve any disagreements as to the computation of the Final Purchase Price, but if the parties do not obtain a final resolution within 45 days after the Representative has received the
      Objection Notice, the Representative and the Buyer will jointly retain
      Grant Thornton LLP (or its successor) (the "Firm") to resolve any remaining disagreements. The Buyer and the Representative will direct the
      Firm to render a determination within 30 days of its retention, and the
      Buyer, the Representative and their respective employees or agents will cooperate with, and provide reasonable access to all relevant records and work papers to, the Firm during its engagement. The Firm will consider only those items and amounts in the Draft Balance Sheet set forth in the
      Objection Notice which the Buyer and the Representative are unable to resolve. The Buyer and the Representative shall each submit a binder to the Firm promptly (and in any event within 15 days after the Firm's engagement), which binder shall contain such party's computation of
      Closing Working Capital, Target Working Capital, Indebtedness and Cash and
      Cash Equivalents and information, arguments and support for such party's position. The Firm shall review such binders and base its determination solely on such materials in accordance with GAAP and in accordance with the definitions and other terms and conditions set forth herein. In resolving any disputed item, the Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The determination of the Firm will be conclusive and binding upon the Buyer, the Company, the Representative and the Equityholders. For purposes hereof, the "Closing Balance Sheet" shall mean the Draft Balance Sheet together with any revisions made thereto pursuant to this Section
      1.01(f)(ii).

                    (iii)   The cost of the resolution of the disputed items by
      the Firm shall be borne 50% by the Representative (on behalf of the
      Equityholders), on the one hand, and 50% by the Buyer, on the other hand.

            (g)     Post-Closing Adjustment. If Final Purchase Price is greater than the Initial Purchase Price, the Buyer will, within five (5) business days after the determination thereof, pay to the Representative (on behalf of the
Equityholders) an amount equal to the Final Purchase Price minus the Initial
Purchase Price. If the Initial Purchase Price exceeds the Final Purchase Price, the Representative and the Buyer shall deliver joint written instructions to the
Escrow Agent to pay to the Buyer from the Escrow Amount an amount equal to the
Initial Purchase Price minus the Final Purchase Price. To the extent funds available under the Escrow Agreement are insufficient to make such payment to the Buyer in full, each Seller shall pay such deficiency (based on such Seller's
Indemnification Share) to the Buyer at the same time as payment is required to be made from escrow under the Escrow Agreement. Payment of any such amounts owing pursuant to this Section l.0l(g) shall be by wire transfer of immediately available funds to the account specified by the payee and shall include simple interest on such amount at a rate per annum equal to five percent (5%), commencing on the Closing Date and continuing until the date of full payment.

                                        3

            (h)     Treatment of Stock Options and Phantom Rights. At the
Closing, each holder of outstanding options to acquire Shares and/or phantom rights issued pursuant to the Stock Option Plan and Phantom Rights Plan, respectively (each, a "Stock Option" or "Phantom Right," respectively), shall surrender for cancellation all such Stock Options and Phantom Rights, whether or not then exercisable, in exchange for a cash payment made by the Representative, on behalf of the Company, pursuant to Section 1.02(b) (subject to any applicable withholding tax).

            1.02    The Closing

            (a)     The closing of the transactions contemplated by this
Agreement (the "Closing") shall take place at the offices of Schulte Roth &
Zabel LLP, 919 Third Avenue, New York, New York 10022, at 10:00 A.M. on the
third Business Day to occur following full satisfaction or due waiver of all of the closing conditions set forth in Article II hereof (other than those required to be satisfied, or only capable of being satisfied, at the Closing) or on such other date as is mutually agreeable to the Buyer and the Representative. The date and time of the Closing are herein referred to as the "Closing Date."

            (b)     Subject to the terms and conditions set forth in this
Agreement, the parties hereto shall consummate the following "Closing
Transactions" at the Closing:

                    (i)     the Representative (on behalf of the Equityholders)
      shall deliver to the Buyer certificates representing the Shares duly endorsed for transfer and instruments evidencing the cancellation and surrender of the Stock Options and Phantom Rights;

                    (ii)    the Buyer (on behalf of the Company and the
      Equityholders) shall pay the Closing Costs by wire transfer of immediately available funds to the account(s) designated by the Company prior to the
      Closing Date;

                    (iii)   the Buyer shall repay (on behalf of the Company) all
      amounts necessary to discharge fully the Indebtedness of the Company identified with an asterisk ("*") on the Indebtedness Schedule (including all principal, accrued interest, premiums and related fees and expenses)
      by wire transfer of immediately available funds to the accounts designated by the Company prior to the Closing Date, and the Company shall deliver to the Buyer all appropriate payoff letters, which shall include customary provisions regarding the releases of all Liens related to such
      Indebtedness, and shall make arrangements reasonably satisfactory to the
      Buyer for the holders of such Indebtedness to deliver Lien releases and cancelled notes, as appropriate at the Closing;

                    (iv)    the Buyer shall deliver the Escrow Amount and, if
      applicable, the Additional Escrow Amount to the Escrow Agent by wire transfer of immediately available funds to the account designated by the
      Escrow Agent prior to the Closing Date;

                    (v)     the Buyer shall deliver to the Representative (on
      behalf of the Equityholders) the amount of the Initial Purchase Price less the Escrow Amount and, if applicable, the Additional Escrow Amount by wire transfer of immediately available funds to the accounts designated by the
      Representative prior to the Closing Date;

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                    (vi)    the Representative shall deliver to each holder of
      Stock Options an amount equal to (A) the product of (1) the number of shares of Common Stock for which such Stock Option is exercisable immediately prior to the Closing, multiplied by (2) the excess (if any) of the Per Share Initial Purchase Price over the applicable per share exercise price for such Stock Option (less any withholding obligations described in Section 1.01(h)) minus (B) such Person's Pro Rata Share of the Escrow Amount and, if applicable, the Additional Escrow Amount by wire transfer of immediately available funds to the accounts designated by each holder of Stock Options prior to the Closing Date;

                    (vii)   the Representative shall deliver to each holder of
      Phantom Rights that has provided to the Representative a cancellation of such Phantom Right an amount equal to (A) the product of (1) the number of
      Phantom Rights held by such Person immediately prior to the Closing, multiplied by (2) the Per Share Initial Purchase Price (less any withholding obligations described in Section 1.01(h)), minus (B) such
      Person's Pro Rata Share of the Escrow Amount and, if applicable, the
      Additional Escrow Amount by wire transfer of immediately available funds to the accounts designated by each holder of Phantom Rights prior to the
      Closing Date;

                    (viii)  the Representative shall deliver to the each holder of Shares an amount equal to (A) the product of (1) the number of Shares held by such Person immediately prior to the Closing, multiplied by (2)
      the Per Share Initial Purchase Price minus (B) such Person's Pro Rata
      Share of the Escrow Amount and, if applicable, the Additional Escrow
      Amount by wire transfer of immediately available funds to the accounts designated by each such holder prior to the Closing Date; and

                    (ix)    the Buyer, the Company and the Representative (on
      behalf of the Equityholders) shall make such other deliveries as are required by and in accordance with Article II hereof.

            1.03    Contingent Payment.

            (a)     Calculation of Adjusted Consolidated EBITDA. Following the
completion of the Company's fiscal year ending January 31, 2007 (the "2007
Fiscal Year"), the Company shall cause to be calculated and delivered to the
Representative by the earlier of (i) 10 Business Days following the delivery by the Company's auditors to the Company of the Company's consolidated audited financial statements for the 2007 Fiscal Year prepared in accordance with GAAP consistent with the Company's past practices (to the extent such past practices are in accordance with GAAP) (the "2007 Audited Financial Statements") and (ii)
May 31, 2007, a statement of the Company's Adjusted Consolidated EBITDA for the
2007 Fiscal Year that shall set forth such Adjusted Consolidated EBITDA (such calculation, the "2007 Adjusted Consolidated EBITDA Statement"), which shall be derived from the 2007 Audited Financial Statements. The 2007 Adjusted
Consolidated EBITDA Statement will (i) present fairly, in all material respects, the Adjusted Consolidated EBITDA of the Company and its Subsidiaries for the
2007 Fiscal Year and (ii) include the Buyer's good faith estimate of the
Contingent Amount together with a schedule setting forth in detail the calculations supporting the computation thereof (the "Estimated Contingent
Amount"). If, within 15 days following its

                                        5

receipt of the 2007 Adjusted Consolidated EBITDA Statement, the Representative
does not dispute the Estimated Contingent Amount, the Estimated Contingent
Amount shall be deemed to be the Contingent Amount for all purposes of this
Agreement. In the event the Representative has any dispute with regard to the calculation of the Estimated Contingent Amount, such dispute shall be resolved in the same manner as any dispute regarding the Final Purchase Price in accordance with the provisions of Section l.0l(f) hereof.

            (b)     Payment Procedures. Subject to Section 1.03(e) hereof, in
the event that (i) Adjusted Consolidated EBITDA of the Company for the 2007
Fiscal Year (as set forth in the 2007 Adjusted Consolidated EBITDA Statement)
exceeds forty-five million dollars ($45,000,000.00), and (ii) the Contingent
Payment shall be equal to a positive amount, the Buyer shall make the Contingent
Payment by causing the Contingent Payment to be paid in immediately available funds to the Representative (to an account designated by the Representative to the Company) within five (5) days following the final determination of the
Contingent Amount. The Representative shall promptly thereafter pay each
Equityholder their respective Pro Rata Share of the Contingent Payment.

            (c)     Contingent Payment Interest. Any portion of the Contingent
Payment or Second Contingent Payment that has not been paid in cash at such time as each may be otherwise due and payable shall accrue interest at a rate of 10%
per annum, compounded annually.

            (d)     Continuing Obligations. The Company may take any actions
that it deems appropriate in its sole discretion with regard to the operation of its business during the period from the Closing Date through the end of the 2007
Fiscal Year, provided that any such actions are not intentionally and primarily for the purpose of reducing Adjusted Consolidated EBITDA during the 2007 Fiscal
Year.

            (e)     Reservation of Rights. Notwithstanding anything herein to
the contrary, the Buyer Indemnitees hereby reserve and shall be entitled to exercise at their sole discretion any and all of their remedies against the
Equityholders with respect to any good faith indemnification claims pursuant to
Article X hereof, including, without limitation, any rights of offset against amounts that would otherwise be payable as the Contingent Payment or Second
Contingent Payment hereunder.

            1.04    Second Contingent Payment.

            (a)     Subject to Section 1.03(e) hereof, in the event any good
faith claims are outstanding pursuant to Article X on the date the Contingent
Payment is to be made pursuant to Section 1.03 hereto, and such claims are subsequently resolved, the Buyer shall make a second contingent payment (such payment, the "Second Contingent Payment"), which shall be equal to the difference of (i) the aggregate dollar value of any of the claims by the Buyer
Indemnitees that had not been fully resolved to satisfaction pursuant to Section
10.02 on the date the Contingent Payment was made minus (ii) the sum of all indemnification claims pursuant to Article X that had been resolved since the date the Contingent Payment was made.

            (b)     Payment Procedures. Subject to Section 1.03(e) hereof,
should there be a Second Contingent Payment, the Buyer shall cause the Second
Contingent Payment to be paid in

                                        6

immediately available funds to the Representative (to an account designated by the Representative to the Company) as soon as reasonably practicable following the resolution of all claims pursuant to Article X. The Representative shall promptly thereafter pay each Equityholder their respective Pro Rata Share of the
Second Contingent Payment.

                                   ARTICLE II

                             CONDITIONS TO CLOSING

            2.01    Conditions to the Buyer's Obligations. The obligation of the
Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver of the following conditions as of the Closing:

            (a)     the representations and warranties set forth in Articles III and IV hereof shall be true and correct in all material respects (without taking into account any materiality or Material Adverse Effect qualifiers therein
(other than such qualifiers contained in the first sentence of Section 4.06)) at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (without taking into account any materiality or Material Adverse Effect qualifiers therein
(other than such qualifiers contained in the first sentence of Section 4.06) as of such earlier date), in each case after giving effect to all disclosures on the Updated Schedules delivered to the Buyer pursuant to Section 6.06 which have not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

            (b)     the Company and the Sellers shall have performed in all
material respects all of the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing;

            (c)     no judgment, decree or order of any court or government body of competent jurisdiction shall have been issued which would, and no action or proceeding before any court or government body of competent jurisdiction shall be pending wherein an unfavorable judgment, decree or order would, in each case, prevent or restrict the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

            (d)     all consents that are set forth on the Third-Party Consents
Schedule attached hereto shall have been obtained;

            (e)     the applicable waiting periods, if any, under the
Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or been terminated, and all other governmental filings, consents, authorizations and approvals that are set forth on the Governmental Consents
Schedule attached hereto shall have been duly made and obtained; and

            (f)     the Company or the Representative (on behalf of the
Equityholders), as the case may be, shall have delivered to the Buyer each of the following:

                                        7

                    (i)     a certificate of the Company in the form set forth
      in Exhibit A attached hereto, dated the Closing Date, stating that the preconditions specified in Sections 2.01 (a), (b) and (c) hereof have been satisfied;

                    (ii)    certified copies of the certificate of incorporation
      and bylaws of the Company and each of its Subsidiaries and the resolutions of the Company's board of directors approving this Agreement and the transactions contemplated hereby;

                    (iii)   an affidavit, under penalties of perjury, certifying
      that the Company is not and has not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treasury Regulation SS.1.1445-2(c)(3) and
      SS.1.897-2(h);

                    (iv)    copies of the third party and governmental consents
      required by subsections (d) and (e) above and the payoff letters,
      Lien releases and cancelled notes required pursuant to Section
      1.02(b)(iii) above;

                    (v)     the instruments representing the Shares duly
      endorsed for transfer;

                    (vi)    the instruments evidencing the cancellation and
      surrender of all Stock Options and Phantom Rights;

                    (vii)   resignations effective as of the Closing Date from
      all directors of the Company and its Subsidiaries;

                    (viii)  a certificate of good standing from the Secretary of
      State of Delaware evidencing the Company's good standing in such jurisdiction, and a copy of each Subsidiary's certificate of incorporation, certified by the Secretary of State of Delaware and a certificate of good standing from the Secretary of State of Delaware evidencing such Subsidiary's good standing in such jurisdiction; and

                    (ix)    the Escrow Agreement and, if applicable, the
      Additional Escrow Agreement executed by the Representative and the Escrow
      Agent.

            (g)     Buyer shall have obtained debt financing adequate to pay in full, in cash, at Closing the Initial Purchase Price, all on terms substantially consistent with the Debt Commitment Letter;

            (h)     There shall have been no Material Adverse Change since the date of this Agreement;

            (i)     Buyer shall have received an opinion of Kirkland & Ellis
LLP, counsel to the Company, to the effect set forth in Exhibit D, which opinions may be relied upon by the Buyer and the lenders providing the financing for the Buyer to consummate the transactions contemplated hereby; and

                                        8

            (j)     The Company shall have delivered to Buyer payoff letters (in a form reasonably satisfactory to Buyer) for each item of Indebtedness of the
Company and its Subsidiaries identified with an asterisk ("*") on the
Indebtedness Schedule.

            2.02    Conditions to the Sellers' Obligations. The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing:

            (a)     the representations and warranties set forth in Article V
hereof shall be true and correct in all material respects at and as of the
Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

            (b)     the Buyer shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;

            (c)     no judgment, decree or order of any court or government body of competent jurisdiction shall have been issued which would, and no action or proceeding before any court or government body of competent jurisdiction shall be pending wherein an unfavorable judgment, decree or order would, in each case, prevent or restrict the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

            (d)     the applicable waiting periods, if any, under the HSR Act
shall have expired or been terminated, and all other governmental filings, consents, authorizations and approvals that are set forth on the Governmental
Consents Schedule attached hereto shall have been duly made and obtained; and

            (e)     the Buyer shall have delivered to the Representative (on
behalf of the Equityholders) (i) a certificate in the form set forth as Exhibit
B attached hereto, dated the Closing Date, stating that the preconditions specified in subsections (a), (b) and (c) hereof have been satisfied and (ii)
certified copies of the certificate of formation of the Buyer and the resolutions of the Buyer's managing member approving the transactions contemplated hereby.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER

            Each Seller, solely for himself, herself or itself (on a several, and not joint and several, basis), represents to the Buyer as follows:

            3.01    Execution, Delivery; Valid and Binding Agreements. This
Agreement has been duly executed and delivered by such Seller, and assuming that this Agreement is the valid and binding agreement of the Buyer, this Agreement constitutes the valid and binding obligation of such Seller, enforceable in accordance with its terms (subject to the effects of bankruptcy,

                                        9

insolvency, reorganization, moratorium, fraudulent conveyance or other laws not or hereafter in effect relating to creditors' rights generally and general principles of equity).

            3.02    Authority. Such Seller has all requisite power and authority and full legal capacity to execute and deliver this Agreement and to perform his, her or its obligations hereunder (including, without limitation, all right, power, capacity and authority to sell, transfer, convey and surrender the
Shares, Stock Options and Phantom Rights as provided by this Agreement, free and clear of all Liens other than Liens imposed by applicable federal and state securities law restrictions).

            3.03    No Breach. Except as set forth on the attached Equityholders
Authorization Schedule, the execution, delivery and performance of this
Agreement by each Seller and the consummation of the transactions contemplated hereby do not conflict with or result in any breach of, constitute a default under, result in a violation of, result in the creation of any Lien upon the
Shares held by such Seller, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of such Seller's governing organizational documents (i.e., limited liability company operating agreement, certificate of incorporation, bylaws), if applicable, or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which such Seller is bound, or any law, statute, rule or regulation or order, judgment or decree to which such Seller is subject.

            3.04    Ownership. Such Seller is the record owner of the number of
Shares, Stock Options and Phantom Rights as set forth opposite his, her or its name on the attached Equityholders Schedule. On the Closing Date, such Seller shall transfer to the Buyer good title to such Shares, free and clear of all
Liens, other than applicable federal and state securities law restrictions, and surrender for cancellation the Stock Options and Phantom Rights in accordance with the Stock Option Plan and Phantom Rights Plan, respectively.

            3.05    Litigation. Except as set forth on the attached
Equityholders Litigation Schedule, there are no actions, suits or proceedings pending or, to such Sellers' knowledge, threatened against such Seller, at law or in equity, or before or by any domestic or foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and the Sellers are not subject to any outstanding judgment, order or decree of any court or governmental body that would prevent or restrict such Seller's performance of its obligations under this Agreement or the consummation of the transactions contemplated hereby.

            3.06    Brokerage. There are no claims for brokerage commissions,
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Sellers, except for the fees and expenses of Harris Williams &
Co., which shall be paid by the Buyer (on behalf of the Company and the Sellers)
as a Closing Cost pursuant to Section 1.02(b)(ii).

                                       10

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to the Buyer that:

            4.01    Organization and Power. The Company is a corporation duly
incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Company has all requisite corporate power and authority necessary to own, lease, license and operate its properties and to carry on its businesses as now conducted. The Company is qualified and licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

            4.02    Subsidiaries. Except as set forth on the attached
Subsidiaries Schedule, neither the Company nor any of its Subsidiaries owns or holds the right to acquire any stock, equity interest, partnership interest or joint venture interest or other equity ownership interest in any other corporation, organization or entity. The Subsidiaries Schedule sets forth the name of each Subsidiary, the jurisdiction of its incorporation or organization and the Persons owning the outstanding capital stock of such Subsidiary. Each
Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each Subsidiary has all requisite corporate power and authority necessary to own, lease, license and operate its properties and to carry on its businesses as now conducted.

            4.03    Authorization. No Breach. Except as set forth on the
attached Company Authorization Schedule, the execution, delivery and performance of this Agreement by the Company and the Sellers and the consummation of the transactions contemplated hereby do not conflict with or (with or without due notice or lapse of time or both) result in any material breach of, constitute a material default under, result in a material violation of, give rise to any right of termination, cancellation, payment or acceleration under, result in the creation of any Lien, upon any material assets or properties of the Company or any of its Subsidiaries, or require any material authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Company's or any of its
Subsidiaries' governing organizational documents (i.e., limited liability company operating agreement, certificate of incorporation, bylaws) or any material Contract, Permit or Law to or by which the Company or any of its
Subsidiaries is subject or bound. Assuming that this Agreement is a valid and binding obligation of the Buyer, this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws not or hereafter in effect relating to creditors'
rights generally and general principles of equity).

            4.04    Capitalization. 215,462.25 Shares are issued and outstanding and are owned of record by the Sellers in the amounts as set forth on the
Equityholders Schedule. All issued and outstanding shares of capital stock of each of the Subsidiaries are owned of record and beneficially by the Company or one of its Subsidiaries, in each case free and clear of all Liens, except as set forth on the attached Capitalization Schedule. All of the Shares, and the outstanding shares of capital stock of each of its Subsidiaries, have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth on the Capitalization Schedule,

                                       11

neither the Company nor any Subsidiary has any other capital stock, equity securities or securities containing any equity features authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale, grant or issuance of any of the foregoing by the Company or any Subsidiary. Except as set forth on the Capitalization Schedule, there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock or other equity securities of the Company or any Subsidiary of any kind. Except as set forth on the Capitalization Schedule, there are no agreements or other obligations
(contingent or otherwise) which require the Company or any Subsidiary to repurchase or otherwise acquire any shares of the Company's capital stock or other equity securities.

            4.05    Financial Statements. Attached to the Financial Statements
are true and correct copies of (i) the Company's unaudited consolidated balance sheets as of April 30, 2005, July 31, 2005 (the "Latest Balance Sheet") and
October 31, 2005, and the related statements of income and cash flow for the three-, six- and nine-month periods then ended (all of the foregoing statements referred to herein as the "Unaudited Financial Statements") and (ii) the
Company's audited consolidated balance sheet and statements of income, cash flow and shareholders' equity for the fiscal years ended January 31, 2003, January
31, 2004 and January 31, 2005 (collectively the "Audited Financial Statements"
and together with the Unaudited Financial Statements, collectively, the
"Financial Statements"). Except as set forth on the attached Accounting
Schedule, the Financial Statements have been based upon the information contained in the Company's and its Subsidiaries' books and records, have been prepared in accordance GAAP and present fairly in all material respects the financial condition, cash flows and results of operations of the Company and its
Subsidiaries as of the times and for the periods referred to therein, subject in the case of the Unaudited Financial Statements to the absence of footnote disclosures and other presentation items and changes resulting from normal year-end adjustments that will not be material in nature or amount.

            4.06    Absence of Certain Developments. Since January 31, 2005,
there has not been any Material Adverse Change. Except as set forth on the attached Developments Schedule and except as expressly contemplated by this
Agreement, since the date of the Latest Balance Sheet, neither the Company nor any Subsidiary has:

            (a)     borrowed any amount or incurred or become subject to any
material liabilities, except liabilities incurred in the ordinary course of business, liabilities under contracts entered into in the ordinary course of business and borrowings from banks (or similar financial institutions) necessary to meet ordinary course working capital requirements;

            (b)     mortgaged, pledged or subjected to any Lien, any portion of its assets, except Liens for current property taxes not yet due and payable;

            (c)     sold, assigned or transferred any portion of its tangible
assets, except in the ordinary course of business;

            (d)     sold, assigned or transferred any material patents,
trademarks, trade names, copyrights, trade secrets or other intangible assets;

                                       12

            (e)     suffered any extraordinary losses or waived any rights of
material value;

            (f)     issued, sold or transferred any of its equity interests or other equity securities, securities convertible into its equity interests or other equity securities or warrants, options or other rights to acquire its equity interests or other equity securities, or any bonds or debt securities;

            (g)     declared or paid any dividends or made any distributions on the Company's equity interests or other equity securities or redeemed or purchased any of the Company's equity interests or other equity securities;

            (h)     made any capital expenditures or commitments exceeding
$100,000, individually or $500,000 in the aggregate, per expenditure or commitment;

            (i)     acquired or agreed to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in, a substantial portion of the assets of, or by any other manner, any business or any Person or organization or division thereof;

            (j)     increased the compensation or benefits of any officer,
director, employee or independent contractor of the Company or any of its
Subsidiaries (except as required by any Employee Benefit Plan as in effect on the date hereof) or amended any other terms of employment of such persons, in each case, other than in the ordinary course of business;

            (k)     other than for payments that will constitute Management
Closing Costs hereunder entered into, terminated, amended or modified any employment agreement, retention agreement, change in control agreement, severance agreement, or other similar arrangement with or granted any severance or termination pay to any current or former officer, director, employee or independent contractor of the Company or any of its Subsidiaries;

            (l)     modified, amended or terminated any Material Contracts;

            (m)     engaged in any Related Party transactions; or

            (n)     entered into any other material transaction, except in the ordinary course of business.

            4.07    Title to Properties.

            (a)     The real property demised by the leases described on the
attached Leased Real Property Schedule (the "Leases") constitutes all of the real property leased by the Company and its Subsidiaries (the "Leased Real
Property").

            (b)     The Leases are in full force and effect, and the Company or the Subsidiary indicated opposite such Lease on such schedule holds a valid and existing leasehold interest under such Lease, subject only to Permitted
Encumbrances (as hereinafter defined), for the term set forth on the Leased Real
Property Schedule. The Company has made available to the Buyer complete and accurate copies of each of the Leases, and none of the Leases has been modified, amended or assigned in any material respect, except to the extent that such modifications,

                                       13

amendments or assignments are listed on such schedule and copies thereof have been made available to the Buyer. Neither the Company nor any Subsidiary nor, to
the Knowledge of the Company, any other party thereto, is in default (including unmatured defaults) in any material respect under any of such Leases.

            (c)     Except as set forth on the attached Owned Real Property
Schedule, neither the Company nor any of its Subsidiaries owns any real property. The real property described on the attached Owned Real Property
Schedule constitutes all of the real property owned by the Company or any of its
Subsidiaries (the "Owned Real Property"). The Owned Real Property Schedule and
the Leased Real Property Schedule are sometimes hereinafter referred to collectively as the "Real Property Schedules", and the Owned Real Properties and
the Leased Real Properties are sometimes hereinafter referred to collectively as the "Real Properties".

            (d)     Either the Company or the Subsidiary specified opposite each
Owned Real Property on the Owned Real Property Schedule owns good, marketable and insurable title to such Owned Real Property, free and clear of all Liens and other restrictions or matters affecting title ("Encumbrances"), other than (A)
real estate taxes and installments of special assessments not yet due and payable, (B) easements, covenants and restrictions of record, (C) utility easements, building restrictions, zoning restrictions and other easements and restrictions which are not violated by existing usage of and improvements on such property, (D) matters which would be disclosed by an accurate survey of each parcel of real property, (E) public roads and highways, (F) mechanics and similar statutory Liens arising or incurred in the ordinary course of business and securing amounts which are not delinquent, or which are being contested in good faith by appropriate proceedings described on such schedule and for which adequate reserves are made in the Financial Statements in accordance with GAAP have been made, and (G) other encumbrances and exceptions set forth on the Real
Property Schedule (the "Permitted Encumbrances").

            (e)     There are no leases, subleases, licenses, concessions or
other agreements granting to any third party or parties the right of use or occupancy of any portion of any Real Property.

            (f)     There are no outstanding options or rights of first refusal or first offer to purchase any Real Property, or any portion thereof or interest therein.

            (g)     With respect to the Owned Real Property and, to the
Knowledge of the Company, with respect to the Leased Real Property, there is not pending or threatened, any (i) zoning application or proceeding, (ii)
condemnation, eminent domain or taking proceeding, (iii) tax certiorari proceeding or other tax contest or dispute, or (iv) other claim, action or proceeding or other matter relating to the interest of the Company or any of its
Subsidiaries in any Real Property (or the interest of the landlord in any Leased
Real Property), or portion of either thereof or interest therein that would materially adversely affect the ownership, use, occupancy or value thereof.

            (h)     The Company and its Subsidiaries have in full force and
effect all material consents, approvals, registrations, applications, qualifications, authorizations, certificates (including certificates of occupancy), filings, franchises, licenses, notices, permits (including

                                       14

zoning permits) and rights necessary for the current use and occupancy by the
Company and the Company Subsidiaries of their respective Real Property and the conduct by them of the Business thereat, all of which are identified on the Real
Property Schedule (collectively, "Permits") and there has occurred no material default under any Permit. No representation is given under this clause with respect to Permits required by Environmental Laws.

            4.08    Tax Matters. Except as set forth on the attached Taxes
Schedule:

            (a)     The Company and each of its Subsidiaries and each affiliated group (within the meaning of Section 1504 of the Code) or consolidated, combined or unitary group (under state or local Tax law) of which the Company or any such
Subsidiary or any predecessor of the Company or any such Subsidiary is or has been a member (each, an "Affiliated Group") have filed all Tax Returns which are required to be filed by them, each such Tax Return is true, correct and complete in all material respects and the Company and its Subsidiaries have paid all
Taxes shown as due on such Tax Returns. The Company, its Subsidiaries and each
Affiliated Group have paid all Taxes due from any of them and have withheld and paid over to the appropriate taxing authority all Taxes that any of them is required to withhold from amounts paid or owing to any employee, creditor or other third party. Since the date of the Latest Balance Sheet, the Company has not incurred any material liability for Taxes other than in the ordinary course of business.

            (b)     Neither the Company, any Affiliated Group nor any Subsidiary
of the Company has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

            (c)     No audits or administrative or judicial proceedings are
pending or being conducted, or, to the Knowledge of the Company, are threatened with respect to the Taxes of the Company, or any of its Subsidiaries or any
Affiliated Group.

            (d)     Neither the Company nor any of its Subsidiaries is liable
for the Taxes of another Person (i) under Section 1.1502-6 of the Treasury
Regulations (or any comparable provisions of state, local or foreign law), (ii)
as a transferee or successor, or (iii) by contract or indemnity. Neither the
Company nor any of its Subsidiaries is a party to any Tax sharing agreement.

            (e)     Neither the Company nor any of its Subsidiaries has made any payments, and neither the Company nor any of its Subsidiaries is or will become obligated to make any payments that will be nondeductible under Code Section
280G (or any corresponding provision of state or local income Tax law).

            (f)     No Tax Liens have been filed and no claims are being
asserted with respect to any Taxes of the Company, any Subsidiary or any
Affiliated Group.

            (g)     Neither the Company nor any of its Subsidiaries has been
included in any Affiliated Group other than the Affiliated Group for Federal income tax purposes of which the Company is the common parent.

                                       15

            (h)     Neither the Company nor any Subsidiary is required to
include in income any adjustment pursuant to Section 481(a) of the Code.

            (i)     Neither the Company, any Affiliated Group nor any Subsidiary
has filed with respect to any item a disclosure statement pursuant to Section
6662 of the Code or any comparable disclosure with respect to foreign, state and/or local Tax statutes.

            (j)     No Federal income tax audits or other judicial or
administrative proceedings relating to Federal income taxes of the Company, any
Subsidiary of the Company or any Affiliated Group have concluded within the past three years.

            (k)     In the past five years, neither the Company nor any
Subsidiary has been a party to a transaction that was reported as a reorganization within the meaning of Code Section 368 or has distributed stock of a corporation (or has had its own stock distributed) in a transaction that was reported to qualify under Code Section 355.

            4.09    Material Contracts.

            (a)     The Material Contracts Schedule lists or, if not in writing, describes in reasonable detail, all Contracts not fully performed to which the
Company or any of its Subsidiaries is party or by which the assets or properties of the Company or any of its Subsidiaries is bound (i) entered into in the ordinary course of business and which may not be terminated by the Company or any of its Subsidiaries with less than 90 days prior notice, (ii) for the purchase by any of them of any materials, supplies, equipment or services for more than $250,000 per year, (iii) for the sale of any product or service for more than $250,000 per year, (iv) for the purchase or improvement of any fixed or capital assets or any business for more than $250,000, (v) for the sale of any fixed or capital assets or any business for more than $250,000 as to any individual or series of related items; (vi) all agreements with current and former employees, officers and directors for more than $75,000 per year, (vii)
all Contracts relating to any strategic alliance or similar arrangement, (viii)
all employment, management, consulting, independent contractor, subcontractor, retainer or other similar type of Contract under which services are provided by fees or fees are paid to any person and agreements or commitments to enter into the same, (ix) all Contracts of which the benefits of which will be increased, or the vesting of the benefits will be accelerated, by the occurrence of any transactions contemplated by this Agreement other than those for which such obligations will constitute Management Closing Costs hereunder, (x) any fidelity or surety bond or completion bond, (xi) any Contract providing for indemnification (other than ordinary course of business Contracts with provisions for indemnification) or guaranty, (xii) any Contract containing any covenant limiting the freedom of the Company or any Subsidiary (or any of their current or future Affiliates) to solicit for employment or hire any Person for employment by the Company or any of its Subsidiaries, (xiii) all mortgages, indentures, loans or credit agreements, security agreements, guaranties or other agreements or instruments relating to the borrowing of money or extension of credit or to mortgaging, pledging or otherwise placing a Lien on any portion of the Company's or any of its Subsidiaries' assets, and any other letters of credit, financing, surety, bonding or similar arrangements pursuant to which the
Company or any of its Subsidiaries secures any of its obligations, including insurance obligations, (xiv) all Contracts with Related Parties, (xv) all
Intellectual Property Contracts (other than for the use of computer software which is generally

                                       16

commercially available "off the shelf"), (xvi) all Hedging Agreements, (xvii)
all distribution, joint marketing or development Contracts, (xviii) all collective bargaining agreements or Contracts with any labor union; (xix) all leases or Contracts under which the Company or any of its Subsidiaries is lessee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds $100,000, (xx) all Contracts with Equityholders other than those for which the obligations thereunder would constitute
Management Closing Costs, and (xxi) all joint venture, partnership agreement, limited liability company agreement and any other similar Contract involving a sharing of profits or losses, costs or liabilities by the Company or any of its
Subsidiaries with any other Person. The Contracts required to be included on the
Contracts Schedule pursuant to clauses (i)-(xxi) above are collectively referred to herein as the "Material Contracts."

            (b)     The Buyer either has been supplied with, or has been given access to, a true and correct copy of all written contracts which are referred to on the Contracts Schedule, together with all material amendments, waivers or other changes thereto.

            (c)     Neither the Company nor any Subsidiary is in material breach or default under any Material Contract and to the Knowledge of the Company, no
other party thereto is in material breach or default under any such Material
Contract.

            (d)     Each Material Contract is in full force and effect and
constitutes a legal, valid and binding obligation of the Company (subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws not or hereafter in effect relating to creditors'
rights generally and general principles of equity).

            (e)     No party to any Material Contract has given the Company or any Subsidiary (and neither the Company nor any Subsidiary has given its counter-party) written notice of its intention to cancel, terminate or fail to renew any Material Contract.

            4.10    Intellectual Property. Except as set forth on the
Intellectual Property Schedule:

            (a)     the attached Intellectual Property Schedule sets forth all
Intellectual Property (other than Trade Secrets) which is owned by the Company or any of its Subsidiaries and which is Registered or material to the Business.

            (b)     the Company and its Subsidiaries, as the case may be, own
and possess all right, title and interest in and to, or possess the right to use, pursuant to a license, sublicense, agreement or permission, the
Intellectual Property used in the operation of the Business as presently conducted;

            (c)     the Company or its Subsidiaries has good title to each item of Intellectual Property owned by it, free and clear of any Lien other than
Permitted Encumbrances;

            (d)     there are no actions, suits or proceedings (collectively,
"Suits") pending or, to the Knowledge of the Company, threatened by or against the Company or any of its Subsidiaries that involve claims concerning the infringement or other violation, validity, enforceability, ownership or right to use any Intellectual Property, and, to the Knowledge of the

                                       17

Company, neither the Company nor the Subsidiaries is currently infringing or misappropriating the Intellectual Property of any other Person and no other
Person is currently infringing or misappropriating the Intellectual Property of the Company or any of its Subsidiaries;

            (e)     the Company or a Subsidiary has timely made all filings,
payments and ownership recordations with the appropriate foreign and domestic agencies required to maintain in subsistence all Registered Intellectual
Property owned by the Company or a Subsidiary, and, to the Knowledge of the
Company, all material Intellectual Property owned by the Company or any of its
Subsidiaries is valid and enforceable; and

            (f)     the Company and its Subsidiaries have taken reasonable
measures consistent with industry practice to protect the secrecy, confidentiality and value of all Trade Secrets used in the Business
(collectively, "Business Trade Secrets"), and to the Knowledge of the Company,
no unauthorized disclosure of any Business Trade Secrets has been made.

            4.11    Litigation. Except as set forth on the attached Litigation
Schedule, (i) there are no actions, suits or proceedings pending or, to the
Knowledge of the Company, threatened against the Company or any Subsidiary, (ii)
there are no pending or threatened actions, suits or proceedings brought by the
Company or any of its Subsidiaries, in each case, at law or in equity, or before or by any Governmental Authority and (iii) neither the Company nor any
Subsidiary is subject to any outstanding judgment, order or decree of any court or Governmental Authority.

            4.12    Brokerage. There are no claims for brokerage commissions,
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company, any Subsidiary or the Equityholders, except for the fees and expenses of Harris Williams & Co., which shall be paid by the Buyer (on behalf of the Company and the Equityholders) as a Closing Cost pursuant to
Section 1.02(b)(ii).

            4.13    Governmental Consents, etc. Except for the applicable
requirements of the HSR Act and except as set forth on the Governmental Consents
Schedule, no material permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required in connection with any of the execution, delivery or performance of this Agreement by the Company or the Sellers or the consummation by the Company or the Sellers of any other transaction contemplated hereby.

            4.14    Employee Benefit Plans. The attached Employee Benefits
Schedule contains a true and complete list of each employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974,
as amended ("ERISA"), and each deferred compensation, stock option, restricted stock, stock purchase, severance or termination pay, employment, consulting, retention, change in control, bonus or incentive plan, program, agreement or arrangement (other than those for which such obligations will constitute
Management Closing Costs hereunder) and each other material employee benefit plan, program, agreement or arrangement, whether or not subject to ERISA and whether or not written (including any funding mechanism therefor now in effect or required in the future) that the Company or any of its Subsidiaries sponsors, maintains, contributes to or is required to

                                       18

contribute to, or has any liability with respect to any current or former employee, leased employee, director, officer, shareholder or independent contractor of the Company or any of its Subsidiaries (the "Employee Benefit
Plans"). The Company has made available to Buyer true and complete copies of each Employee Benefit Plan or written summaries of any unwritten material
Employee Benefit Plan and, to the extent applicable, (i) the summary plan description; (ii) the most recent determination letter received from the
Internal Revenue Service; (iii) the most recent Form 5500 (including all schedules); (iv) the two most recent audited financial statements and actuarial valuation reports; and (v) any related trust agreement or other funding instrument. Each Employee Benefit Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by any and all laws applicable to such Plan, including the Code and ERISA. No notice has been issued by any governmental authority questioning or challenging such compliance. Each Employee Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter as to its qualification, and to the Knowledge of the Company, nothing has occurred since the date of such determination, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification. None of the Employee Benefit Plans are subject to Title
IV of ERISA, and neither the Company nor any of its Subsidiaries has any liability or obligation with respect to any employee benefit plan subject to
Title IV of ERISA. No event has occurred and no. condition exists that would subject the Company or any of its Subsidiaries, by reason of its affiliation with any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 4
14(b), (c), (m) or (o) of the Code), to any Tax, fine, Lien or penalty imposed by ERISA or the Code. Except as set forth on the Employee Benefits Schedule, neither the Company nor any of its Subsidiaries has incurred any current or projected liability in respect of post-employment or post-retirement health or welfare benefits for current, former or retired employees of the Company or any of its Subsidiaries, except as required to avoid an excise tax under Section
4980B of the Code. With respect to any Employee Benefit Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened and no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims. Except as set forth on the Employee Benefits Schedule, the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will not increase any benefits or result in the acceleration or creation of any rights of any person to benefits under any Employee Benefit Plan (including but not limited to, the acceleration of the vesting or exercisability of any stock options, the acceleration of the accrual or vesting of any benefits under any Employee Benefit Plan, or the acceleration or creation of any rights under any severance or change in control agreement).

            4.15    Compliance with Laws. Since January 31, 2001, the Company
and each Subsidiary is and has been in compliance in all material respects with all applicable laws, statutes, ordinances, codes, Permits, rules, regulations or orders or decrees (collectively, "Laws") of any foreign, federal, state or local government or governmental authority, agency, department, board, bureau, commission or instrumentality or any political subdivision, domestic or foreign, of any thereof, any entity exercising executive, legislative, judicial, regulatory or administration functions of or pertaining to government, or any court tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority,
(collectively, "Governmental Authorities"). This Section 4.15 does not relate to

                                       19

environmental matters, it being the intent of the parties hereto that environmental matters are the subject of Section 4.16.

            4.16    Environmental Compliance. Except as set forth on the
Environmental Compliance Schedule:

            (a)     The operations of the Company and its Subsidiaries comply in all material respects with all applicable Environmental Laws;

            (b)     The Company and its Subsidiaries have obtained and are in
compliance in all material respects with all necessary Permits that are required under Environmental Laws to operate the Real Properties and business of the
Company and its Subsidiaries as operated on the Closing Date;

            (c)     There has been no Release of Hazardous Materials at any of the Real Property owned or operated by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by a predecessor in interest, or to the
Knowledge of the Company, at any disposal or treatment facility which received
Hazardous Materials generated by the Company or its Subsidiaries or any predecessor in interest, which, in each case, would reasonably be expected to result in material Environmental Liabilities;

            (d)     No Environmental Claims are pending against the Company or any of its Subsidiaries or, to the Knowledge of the Company, against any predecessor in interest, nor to the Company's Knowledge, has any notice of any threatened or pending Environmental Claim against the Company, any of its
Subsidiaries or any of their respective predecessors in interest been received by the Company or any of its Subsidiaries;

            (e)     To the Knowledge of the Company, no Environmental Claims are
pending against any facilities that received Hazardous Materials generated by the Company or any of its Subsidiaries or, to the Knowledge of the Company
facilities that received Hazardous Materials generated by any predecessor in interest;

            (f)     The Company has made available to Buyer true and complete
copies of all environmental reports, studies, investigations or material correspondence regarding any material Environmental Liabilities relating to the
Company or its Subsidiaries or "Recognized Environmental Conditions" as that term is defined by ASTM E 1527-97, at any of the Real Properties, to the extent the foregoing are in the possession, custody or reasonable control of the
Company or its Subsidiaries; and

            (g)     The representations and warranties contained in this Section
4.16 constitute the sole and exclusive representations and warranties of the company in connection with environmental matters.

            4,17    Undisclosed Liabilities. Neither the Company nor any
Subsidiary has any liability or obligation (whether accrued, absolute, contingent, unasserted or otherwise) of any nature, of a type required by GAAP to be reflected on a consolidated balance sheet, including indebtedness for borrowed money or guarantees, except for (a) liabilities set forth on the Latest
Balance Sheet, (b) liabilities incurred in the ordinary course of business since the date of the

                                       20

Latest Balance Sheet that do not exceed $50,000 individually or $100,000 in the aggregate, and (c) liabilities disclosed on the Developments Schedule.

            4.18    Labor and Employment Matters. Neither the Company nor any of
its Subsidiaries is a party to or bound by any collective bargaining agreement or any other agreement with a labor union. No employees of the Company or any of its Subsidiaries, in their capacity as such, are represented by any labor organization; no labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand in writing for recognition or certification to the Company or any of its Subsidiaries and there are no representation or certification proceedings or petitions presently pending or threatened, to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority relating to the Company or any of its Subsidiaries. To the Knowledge of the Company, there are no organizing activities involving the Company or any of its Subsidiaries pending with any labor organization or group of employees of the Company or any of its
Subsidiaries. There is no pending or, to the Knowledge of the Company, threatened, labor dispute, strike, slowdown, work stoppage or lockout at the
Company or any of its Subsidiaries. No event giving rise to the requirement that notice be given to any employee of the Company or any of its Subsidiaries under the Worker Adjustment and Retraining Notification Act or under any similar state or local Law has occurred or been announced during the 90-day period ending on the date of this Agreement or any longer period required by any local Law.

            4.19    Suppliers and Customers. Set forth on the Suppliers and
Customers Schedule is a true and correct list of the ten suppliers and the ten customers that accounted for the largest dollar volume of purchases and sales, respectively, by the Company and its Subsidiaries during each of (i) the twelve month period immediately preceding the date hereof and (ii) the fiscal year ending January 31, 2005 (the "Material Suppliers and Customers"). To the
Knowledge of the Company, none of the Material Suppliers and Customers has cancelled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Company or any of its
Subsidiaries during the past twelve months. Neither the Company nor any of its
Subsidiaries has received any written notice during the past twelve months that any of the Material Suppliers and Customers intends to cancel or otherwise materially adversely modify its relationship with the Company or any of its
Subsidiaries.

            4.20    Inventory. The aggregate value at which the inventory,
including the inventory reserves, is carried in the Financial Statements, and will be carried in the Closing Balance Sheet and on the books of the Company as of the Closing Date, reflects and will reflect the normal and consistent inventory valuation method of the Company of valuing inventory at the lower of cost or market, all in accordance with GAAP and includes appropriate allowances for obsolescence.

            4.21    Transactions with Related Persons. Except as set forth on
the Related Persons Schedule:

            (a)     Except for Contracts by and between the Company and its
Subsidiaries or Contracts for which the obligations thereunder will constitute
Management Closing Costs, no Contract or transaction between the Company or any of its Subsidiaries and (i) any director, officer, holder of equity interests
(including Phantom Rights) in the Company, its Subsidiaries or

                                       21

any of their respective Affiliates (such persons in (i) being referred to herein as an "Insider"), or (ii) any relative or spouse (or relative of such spouse) of any Insider (such persons in (ii) being referred to herein as a "Related Party")
has been entered into in the past three years;

            (b)     No Insider and, to the Knowledge of the Company, no Related
Party is a director or officer of, or has any direct or indirect interest in
(other than the ownership of not more than 5% of the publicly traded shares of), any Person which is a supplier, vendor, landlord, sales agent or competitor of the Company or any of its Subsidiaries;

            (c)     No Insider and, no Related Party owns or has any interest
in, directly or indirectly, in whole or in part, any tangible or intangible property used in the conduct of the Business;

            (d)     Other than expense advance reimbursements not exceeding
$25,000 in the aggregate, no Insider and, to the Knowledge of the Company no
Related Party owes any money or other amounts to, nor is any Insider or, to the
Knowledge of the Company, any Related Party owed any money or other amounts
(other than obligations that would constitute Closing Costs) by, the Company or any of its Subsidiaries;

            (e)     Neither the Company nor any of its Subsidiaries has,
directly or indirectly, guaranteed or assumed any Indebtedness for the benefit of any Insider or, to the Knowledge of the Company, any Related Party; and

            (f)     Neither the Company nor any of its Subsidiaries has made any loans, payments or transfers of the Company's or any of its Subsidiaries' assets to any Insider or, to the Knowledge of the Company, to any Related Party.

            4.22    Sales Practices; Accounts Receivable.

            (a)     Since the date of the Latest Audited Financial Statement,
the Company and each of its Subsidiaries have operated in the Ordinary course of business and have not adversely modified payment terms for accounts receivable in such a manner as would reasonably be expected to result in an accounts receivable portfolio that, in amount or character, is materially and adversely different than that maintained by the Company and each of its Subsidiaries in the ordinary course of business. All accounts, notes and other receivables reflected in the Financial Statements have arisen in the ordinary course of business consistent with past practice, arise out of bona fide sales, represent valid obligations to the Company or any of its Subsidiaries.

            (b)     The Company has made available to the Buyer a true, correct and complete copy of the Company's standard written warranty or warranties for sales of any and all products distributed or sold by the Company or any of its
Subsidiaries (the "Products") and true and complete copies of the warranty provisions of the purchase orders of the Company's top 10 customers and, except as stated therein, as imposed by applicable Law or as set forth on the Product
Warranty Schedule, there are no warranties, Contractual commitments or
Contractual obligations with respect to the return, repair or replacement of
Products sold to the top 10 customers. Except as set forth on the Product
Warranty Schedule, to the Knowledge of the Company, there are no defects in design, construction or manufacture of Products that would

                                       22

reasonably be expected to create an unusual risk of injury to persons or property, and, to the Knowledge of the Company, no facts or conditions exist that would reasonably be expected to result in a new Product recall requirement.

            (c)     Except as set forth on the Product Warranty Schedule, to the
Knowledge of the Company: (i) there is no action by or before any Governmental
Entity pending or, threatened against or involving the Company or any of its
Subsidiaries concerning any Product that is alleged to have been manufactured, shipped, sold, marketed, distributed, processed or merchandised by the Company or any of its Subsidiaries to have a material defect of any kind, in manufacture, processing, design or otherwise, including without limitation any failure to warn of the defect; and (ii) there has not been any Product recall or post-sale warning by the Company or any of its Subsidiaries since January 31,
2001 concerning any Product that was manufactured, shipped, sold, marketed, distributed, processed or merchandised by the Company or any of its
Subsidiaries.

            4.23    Condition of Assets. The machinery, equipment, personal
property and other tangible assets that the Company and its Subsidiaries own and lease (including building structures) are in reasonable operating condition and repair for the purposes for which they are used (in each case subject to normal wear and tear) and are owned, leased or licensed by the Company or one of its
Subsidiaries free and clear of all Liens, other than Permitted Encumbrances.

            4.24    Insurance.

            (a)     The Insurance Schedule lists each insurance policy of the
Company or any of its Subsidiaries and each insurance policy acquired by or on behalf of the Company or any of its Subsidiaries to which any of their respective officers, directors or employees has been a party, a named insured, or otherwise is the beneficiary of coverage at any time with respect to claims that have occurred within the past two years (the "Insurance Policies"). All such Insurance Policies are in full force and effect on the date hereof, and all due premiums with respect thereto covering all periods up to and including the date hereof have been timely paid in full and the Company and its Subsidiaries are otherwise in material compliance with the terms and provisions thereof.

            (b)     As of the date hereof, neither the Company nor any of its
Subsidiaries has received either a written notice of cancellation or non-renewal of any Insurance Policy, and, to the Knowledge of the Company, no basis exists for early termination thereof on the part of the insurer. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries have failed to give any notice or present any claim under any Insurance Policy in due and timely fashion, and there are no outstanding unpaid claims under any Insurance Policy.
To the Knowledge of the Company, no facts or circumstances exist which would relieve the insurer under any Insurance Policy of its obligation to satisfy in full any valid claim of the Company or any of its Subsidiaries thereunder.
Neither the Company nor any of its Subsidiaries has received any notice of cancellation or non-renewal of any Insurance Policy. To the Knowledge of the
Company, neither the Company nor any of its Subsidiaries has been refused any insurance (including, without limitation, insurance against loss due to terrorist acts) with respect to its assets, properties or businesses, nor has any coverage been limited by an insurance carrier to

                                       23

which any of the Company or any of its Subsidiaries has applied for any such insurance or with which the Company or any of its Subsidiaries have carried insurance during the last three years.

            (c)     No claim is outstanding under any of the Insurance Policies, and to the Knowledge of the Company, no claim is pending under any of the
Insurance Policies relating to the Company and its Subsidiaries for which coverage has been questioned, denied or disputed by the underwriters under such
Insurance Policies.

            (d)     True, correct and complete copies of each Insurance Policy have previously been delivered to the Buyer (including without limitation copies of all written amendments, supplements and other modifications thereto or waivers of rights thereunder).

            4.25    Foreign Corrupt Practices Act Compliance. Neither the
Company nor any of its Subsidiaries, nor any of their respective officers, directors, employees, consultants or agents acting on their behalf has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to: (i) any foreign official (as such term is defined in the of 1977, as amended (the "FCPA")) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a foreign government, or any agency or subdivision thereof; or (ii) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign government or agency or subdivision thereof, in the case of both (i) and (ii) above in order to assist the Company or any of its
Subsidiaries to obtain or retain business for or direct business to the Company or any of its Subsidiaries and under circumstances which would subject the
Company or any of its Subsidiaries to liability under the FCPA.

            4.26    Indebtedness. Except as set forth in the Indebtedness
Schedule, neither the Company nor any of its Subsidiaries has any Indebtedness.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

            The Buyer represents and warrants to the Sellers and the Company that:

            5.01    Organization and Corporate Power. The Buyer is a limited
liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into this
Agreement and perform its obligations hereunder.

            5.02    Authorization. The execution, delivery and performance of
this Agreement by the Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action, and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. Assuming that this
Agreement is a valid and binding obligation of the Sellers and the Company, this
Agreement constitutes a valid and binding obligation of the Buyer, enforceable in accordance with its terms

                                       24

(subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws not or hereafter in effect relating to creditors' rights generally and general principles of equity).

            5.03    No Violation. The Buyer is not subject to or obligated under its certificate of formation, any applicable Law or any material Contract or instrument, or any Permit, or subject to any order, writ, injunction or decree, which would be breached or violated in any material respect by the Buyer's execution, delivery or performance of this Agreement.

            5.04    Governmental Authorities; Consents. Except for the
applicable requirements of the HSR Act, the Buyer is not required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any Governmental Authority or any other party or Person is required to be obtained by the Buyer in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

            5.05    Litigation. There are no actions, suits or proceedings
pending or, to the Buyer's knowledge, threatened against or affecting the Buyer at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would materially and adversely affect the Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

            5.06    Brokerage. There are no claims for brokerage commissions,
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Buyer for which the Sellers (in their capacity as such) will be responsible.

            5.07    Investment Representation. The Buyer is purchasing the
Shares for its own account with the present intention of holding such securities for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any federal or state securities laws.

            5.08    Financing. The Buyer or an Affiliate of the Buyer has
received (i) an executed commitment letters from each of (i) Bear, Stearns & Co.
Inc. and Bear Steams Corporate Lending, Inc. and (ii) GE Commercial Finance,
committing, subject to the terms and conditions therein, to provide an aggregate of up to $250 million of debt financing to the Buyer (collectively, the "Debt
Commitment Letter") and (ii) an executed commitment letter from Castle Harlan
Partners IV, L.P., committing, subject to the terms and conditions therein, to provide equity financing of up to $67.5 million to the Buyer (the "Equity
Commitment Letter"). True and correct copies of the Debt Commitment Letter and the Equity Commitment Letter are attached hereto as Exhibit E. Assuming the financings contemplated by the Debt Commitment Letter and the Equity Commitment
Letter are consummated in accordance with their terms, the Buyer will have sufficient funds to pay (i) the Initial Purchase Price, (ii) to repay the
Indebtedness and the Closing Costs of the Company on the Closing Date as
contemplated hereby, and (iii) to pay all of its related fees and expenses.

                                       25

            5.09    Solvency. Assuming the Company's representations and
warranties contained in Article IV are true and correct immediately after giving effect to the transactions contemplated by this Agreement and the Company has complied with its covenants hereunder, the Company and each of its Subsidiaries shall be able to pay their respective debts as they become due and shall own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities). Assuming the Company's representations and warranties contained in Article IV are true and correct immediately after giving effect to the transactions contemplated by this Agreement and the Company has complied with its covenants hereunder, the Company and each of its Subsidiaries shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent, to hinder, delay or defraud either present or future creditors of the Company and its
Subsidiaries.

                                   ARTICLE VI

                      COVENANTS OF THE COMPANY AND SELLERS

            6.01    Conduct of the Business.

            (a)     From the date hereof until the Closing Date, the Company
shall carry on its and its Subsidiaries' respective businesses according to their ordinary and usual course of business and substantially in the same manner as heretofore conducted; provided that the Company may use all available cash to repay any Indebtedness prior to the Closing.

            (b)     From the date hereof until the Closing Date, except as
otherwise provided for by this Agreement or consented to in writing by the
Buyer, the Company shall not and shall not permit any Subsidiary to (i) issue, sell or deliver any of its capital stock or any of its Subsidiary's capital stock or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any of its capital stock or any of its Subsidiary's capital stock; (ii) effect any recapitalization, reclassification, equity dividend, equity split or like change in its or any
Subsidiary's capitalization; (iii) amend its or any Subsidiary's governing organizational documents; (iv) declare or pay any dividends or make any distributions with respect to the Company's capital stock; (v) make any redemption or purchase of any of the Company's capital stock; (vi) enter into any Contract in excess of $250,000 or that has a term of, or requires the performance of any obligations by the Company or its Subsidiaries over a period in excess of, one year or that would otherwise constitute a Material Contract or for which the obligations thereunder would constitute Management Closing Costs;
(vii) engage in any transactions with any Related Party that is not terminable at will by the Company or its Subsidiaries, without notice, penalty or premium or for which the obligations thereunder would constitute Management Closing
Costs; (viii) amend in any respect any Material Contract that would materially and adversely affect the use and enjoyment of such Contract by the Buyer, or terminate any of the Material Contracts (except with respect to purchase orders or termination of Material Contracts caused by the termination or default of any party to such Contracts other than the Company or its Subsidiaries), or waive, settle, modify, compromise or cancel any debt or material right, claim or privilege arising under any Material Contract; (ix) except in the ordinary course of business consistent with past practice, or except as required by Law or the terms of any

                                       26

existing Contract, increase the salary, wage, rate of compensation or benefits of, any current or former employee, consultant or director of the Company or its
Subsidiaries or enter into any Contract or other binding commitment in respect of any such increase, or amend, adopt or terminate any Plan covering current or former employees, consultants or directors of the Company or its Subsidiaries or enter into any negotiation in respect of or enter into any collective bargaining agreement covering employees of the Company or its Subsidiaries or grant any equity or equity based awards; provided, that with respect to any individual, such ordinary course increases shall not exceed seven percent (7%) of such individual's annual base salary; (x) hire, fire promote or otherwise change the employment status of any employees with an annual base salary in 2005 equal to or greater than $75,000, any officers or directors; (xi) incur by or on behalf of the Company or any of its Subsidiaries of any material obligations or material liabilities (including Indebtedness), whether absolute, accrued, contingent or otherwise (including liabilities as a guarantor or otherwise with respect to obligations of others), other than liabilities and obligations incurred in the ordinary course of business consistent with past practice; (xii)
change any of its accounting methods, principles or practices, except as may be required by GAAP, (xiii) make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, if any such action could reasonably be expected to have the effect of materially increasing the Tax liability of the Company, any Subsidiary of the Company, the
Buyer or any Affiliate of the Buyer in any Post-Closing Tax Period, (xiv) sell, lease, transfer, distribute or otherwise dispose of or abandon any of its material property or assets; (xv) enter into, modify or terminate, or commit any act or permit or suffer to occur any circumstance which would constitute a default under any material Permits or Material Contracts; (xvi) cause, permit, allow or suffer any of the assets of the Company or any Subsidiary to violate any Law or to become subjected to any Lien, other than permitted Encumbrances, or (xvii) agree to take any of the foregoing actions. For the avoidance of doubt, nothing herein shall limit or restrict the Company's ability to use cash to pay down the balance of any Indebtedness prior to the Closing; provided that any such paydown of Indebtedness shall not reduce the actual cash on the
Company's books below $100,000.

            6.02    Transaction Proposal. Until the Closing Date, the Company
and the Equityholders shall not, directly or indirectly, solicit or engage in discussion with third parties, initiate, entertain or respond to offers, inquiries, proposals or discussions, or enter into any agreement involving any transaction that has as its purpose a business combination involving or disposing of the whole or part of the Company or any of its Subsidiaries or any other transaction that would make the transactions contemplated by this
Agreement infeasible or impractical (each a "Proposal") or provide any information to any Person or any of such Person's advisors or prospective lenders regarding the Company or its Subsidiaries in the context involving a potential Proposal or the transactions contemplated thereby. For purposes of this Agreement, non-solicitation shall include, but not be limited to, any proposed or actual (a) sale, merger, consolidation or similar transaction involving the Company or its Subsidiaries, (b) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets or properties of the Company or its Subsidiaries representing 10%
of the consolidated assets, revenues, earnings before interest, tax, depreciation and amortization or profits of the Company or such Subsidiaries,
(c) issuance, sale or other disposition by the Company or any of its
Subsidiaries (including by way of merger, consolidation, share exchange

                                       27

or any similar transaction) of any interest or securities (or options, rights or warrants to purchase, or securities convertible into, such securities)
representing 10% or more of the votes associated with the Shares, (d)
recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to the Company or any Subsidiary involving a third party or (e) transactions which are similar in form, substance or purpose to any of the foregoing transactions. In the event the Sellers, the Company or any of its Subsidiaries or any of their respective representatives receive any such
Proposal, such recipient will immediately inform the Buyer and provide the Buyer with the details thereof, including a copy of any Proposal that is in writing.

            6.03    Non-Competition; Non-Solicitation. For a period of two (2)
years after the Closing Date, each of the Management Equityholders shall not engage in any business that is competitive with the Business anywhere in the world. For a period of two (2) years after the Closing Date, each of the Sellers shall not, and shall cause his or its Affiliates not to, solicit for employment or hire any of the employees of the Company or any of its Subsidiaries. Each of the Sellers acknowledges that the Buyer will be irrevocably damaged if such covenant is not specifically enforced. Accordingly, each Seller agrees that, in addition to any other relief to which the Buyer may be entitled, the Buyer would be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining the applicable Seller from any actual or threatened breach of such covenant.

            6.04    Access to Books and Records.

            From the date hereof until the Closing Date, the Company shall provide the Buyer, the Buyer's lenders and their respective authorized representatives. (the "Buyer's Representatives") with full access at all reasonable times and upon reasonable notice to the offices, properties, personnel, books and records of the Company and its Subsidiaries in order for the Buyer to have the opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Company and its Subsidiaries, including conducting Phase I environmental site assessments provided that any such environmental site assessments shall be conducted under the supervision of
Company personnel and shall not unreasonably interfere with the operation of the
Company's business. The Buyer acknowledges that it shall be bound by the
Confidentiality Agreement, dated June 15, 2005, between the Company and Castle
Harlan IV, L.P. (the "Confidentiality Agreement") in accordance with the terms thereof. Notwithstanding the foregoing, the Buyer, Bear Steams and any other
Person arranging the financing contemplated by the Debt Commitment Letter may disclose any and all matters customarily disclosed in documents relating to the financing of such acquisition, including any offering memorandum or prospectus relating to the issuance of debt securities and/or any "bank book" related to credit facilities.

            6.05    Financing.

            (a)     The Company shall take commercially reasonable action as
shall be reasonably requested by the Buyer or otherwise customary in order to enable the Company, and, if applicable, one or more of its Affiliates as of the
Closing, to consummate, simultaneously with the Closing, an underwritten "high yield" debt offering (the "Offering") to "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act. Without limiting the foregoing, the Company shall (i) together with the Buyer, assist in the preparation of an offering

                                       28

memorandum, including, without limitation, any pro forma financial statements and the "Management's Discussion and Analysis of Financial Condition and Results
of Operations" section to be included therein (in accordance with the requirements of Item 303 of Regulation S-K of the Securities Act), (ii) respond in a reasonably prompt fashion to any diligence inquiries of the underwriters of the Offering, (iii) make its officers and employees reasonably available to participate in diligence sessions, drafting sessions and the road show for the
Offering and (iv) cause its independent auditors to issue a customary comfort letter to the underwriters of the Offering. In addition to the foregoing, the
Company shall use commercially reasonable efforts to furnish the following consolidated financial statements of the Company and its Subsidiaries, each in a form meeting the requirements of GAAP and Regulation S-X of the Securities Act
of 1933, as amended ("Regulation S-X"): (i) the audited consolidated balance sheets as of January 31, 2004 and January 31, 2005, together with the related audited consolidated statements of income, cash flow and shareholders' equity for the twelve-month periods ended January 31, 2003, January 31, 2004 and
January 31, 2005, together with unqualified reports thereon issued by
PricewaterhouseCoopers LLP (the "Company's Independent Auditors") (collectively,
"Historical Audited S-X Financial Statements"), (ii) the unaudited consolidated balance sheets as of October 31, 2005 and as of October 31, 2004 together with the related unaudited consolidated statements of income, cash flow and shareholders' equity for each of the quarterly periods then ended, (iii) the unaudited consolidated balance sheets as of July 31, 2005 and as of July 31,
2004 together with the related unaudited consolidated statements of income, cash flow and shareholders' equity for each of the quarterly periods then ended and
(iv) the unaudited consolidated balance sheets as of April 30, 2005 and as of
April 30, 2004 together with the related unaudited consolidated statements of income, cash flow and shareholders' equity for each of the quarterly periods then ended (clauses (ii) through (iv), collectively, the "Historical Stub Period
Unaudited S-X Financial Statements", and together with the Historical Audited
S-X Financial Statements, the "Historical S-X Financial Statements").

            (b)     The Company shall take action as shall be reasonably
requested by the Buyer or otherwise customary in order to enable the Company, and, if applicable, one or more of its Affiliates as of the Closing, to consummate the debt financings (other than the Offering) contemplated in the
Debt Commitment Letter, including, without limitation, providing all necessary information reasonably requested by the Buyer's lenders pursuant to Section 6.05 hereof.

            (c)     Unless the Buyer terminates this Agreement in accordance
with Section 8.01(b) hereof, the Buyer shall be responsible and pay for any and all costs and expenses incurred by the Company and its Affiliates and specifically requested by the Buyer, subject to the Buyer's receipt of reasonable documentation of such costs and expenses, in connection with any services or cooperation provided by the Company pursuant to this Section 6.05 which costs and expenses shall not be considered Closing Costs hereunder.

            6.06    Notification. From the date hereof until the Closing Date, the Company and the Sellers shall disclose to the Buyer in writing any material variances from the representations and warranties contained in Article III and
Article IV promptly upon discovery thereof, and, solely for purposes of Section
2.01(a), such disclosures shall amend and supplement the appropriate schedules attached hereto in the form of the Updated Schedules delivered to the Buyer;
provided that such disclosures shall not amend and supplement the schedules attached

                                       29

hereto for purposes of the indemnification obligations of the Sellers set forth in Section 10.02. The Company shall give prompt notice in writing to the Buyer upon discovery of : (a) the material failure of the Company or the Sellers to comply or satisfy any covenant or condition herein; (b) any written notice of, or any written communication relating to, a default or event which, with notice or lapse of time or both, would reasonably be expected to become a material default, received by the Company or any Subsidiary prior to the Closing Date, under any Material Contract; (c) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; and (d) any notice or other communication from any Governmental Authority or any other
Person in connection with the transactions contemplated hereby.

            6.07    Regulatory Filings. The Company and the Sellers shall make or cause to be made all filings and submissions under the HSR Act and any other laws or regulations applicable to the Sellers, the Company and its Subsidiaries for the consummation of the transactions contemplated herein. The Company and the Sellers shall coordinate and cooperate with the Buyer in exchanging such information and assistance as the Buyer may reasonably request in connection with all of the foregoing.

            6.08    Conditions. The Company and the Sellers shall use reasonable efforts to cause the conditions set forth in Section 2.01 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction of the conditions set forth in Article II (other than those required to be satisfied at the Closing) but in any event no later than the third Business Day occurring after such date; provided that neither the
Company nor any Seller shall be required to expend any amount of funds (other than reasonable administrative expenses) to obtain any third-party or governmental consents required under Section 2.01(d) or (e).

            6.09    Release. Subject to the occurrence of the Closing and as of the Closing Date, the Sellers release and forever discharge the Company and its
Subsidiaries from any and all actions, causes of action, suits, debts, claims and demands (except for obligations arising under this Agreement and any other document or instrument executed and delivered in connection with the transactions contemplated by this Agreement) that arise out of acts, events, conditions or omissions occurring or existing from the beginning of the world to and including the Closing Date, including with respect to the Seller's ownership of equity, equity-linked or debt securities of the Company or any of its
Subsidiaries, other than any such claims (i) related to directors and officers insurance, (ii) arising under the Company's certificate of incorporation, bylaws and amendment thereto and (iii) with respect to current employees of the
Company, related to their employment with the Company or any of its
Subsidiaries.

            6.10    Interim Periodic Financial Statements. As soon as
practicable, but in no case later than fifteen (15) Business Days after the end of each monthly and quarterly accounting period between the date hereof and the
Closing Date, the Company shall deliver to the Buyer unaudited consolidated balance sheets for the Company at the end of each period, and unaudited consolidated statements of income, cash flows or stockholders' equity for the
Company as of each such month and quarter then ended (collectively, the "Interim
Periodic Financial Statements"). Such Interim Periodic Financial Statements,
when delivered, will present fairly in

                                       30

all material respects the financial condition of the Company as of their respective dates, and the results of the operations and cash flow of the Company for the periods indicated, in each case in accordance with GAAP subject to normal year-end adjustments in accordance with past practices.

                                   ARTICLE VII

                             COVENANTS OF THE BUYER

            7.01    Access to Books and Records. From and after the Closing, the
Buyer shall, and shall cause the Company and its Subsidiaries, to provide the
Representative, the Sellers and their agents with reasonable access (for the purpose of examining and copying), during normal business hours, to the books and records of the Company and its Subsidiaries with respect to periods or occurrences prior to the Closing Date in connection with any matter directly relating to or arising out of this Agreement or the transactions contemplated hereby. Unless otherwise consented to in writing by the Representative, neither the Company nor its Subsidiaries shall, for a period of seven years following the Closing Date, destroy, alter or otherwise dispose of any of the books and records of the Company or its Subsidiaries for the period prior to the Closing
Date without first offering to surrender to the Representative such books and records or any portion thereof which the Buyer, the Company or its Subsidiaries may intend to destroy, alter or dispose of.

            7.02    Notification. Prior to the Closing, upon discovery the Buyer shall promptly inform the Company and the Representative in writing of any material variances from the Buyer's representations and warranties contained in
Article V, and the Buyer shall promptly notify the Representative if the Buyer obtains actual knowledge that the representations and warranties of the Sellers or the Company in this Agreement and the Schedules hereto are not true and correct in all material respects, or if the Buyer obtains actual knowledge of any material errors in, or omissions from, the Schedules to this Agreement.

            7.03    Director and Officer Liability and Indemnification.

            (a)     For a period of six years after the Closing, the Buyer shall not, and shall not permit the Company or any of its Subsidiaries to amend, repeal or modify any provision in the Company's or any of its Subsidiaries'
governing documents, including the Company's articles of incorporation and bylaws, relating to the exculpation or indemnification of former officers and directors (unless required by law), it being the intent of the parties that the officers and directors of the Company and its Subsidiaries prior to the Closing shall continue to be entitled to such exculpation and indemnification to the fullest extent permitted under applicable law.

            (b)     For a period of six years after the Closing, the Buyer
shall, or shall cause the Company and its Subsidiaries to, maintain director and officer liability insurance which insurance shall provide coverage for the individuals who were officers and directors of the Company and its Subsidiaries immediately prior to Closing comparable to the policy or policies maintained by the Company or its Subsidiaries immediately prior to the Closing for the benefit of such individuals; provided, however, that the Buyer's aggregate obligations under this Section 7.03(b) shall be limited the payment of a single premium for a "tail" policy in an amount not to

                                       31

exceed 150% of the annual premium for such insurance as in effect on the date hereof, in an aggregate amount not to exceed $50,000.

            7.04    Regulatory Filings. The Buyer shall make or cause to be made all filings and submissions under the HSR Act and any other laws or regulations applicable to the Buyer as may be required of the Buyer for the consummation of the transactions contemplated herein, and the Buyer shall be responsible for all filing fees under the HSR Act. The Buyer shall coordinate and cooperate with the
Company in exchanging such information and assistance as the Company may reasonably request in connection with all of the foregoing.

            7.05    Conditions. The Buyer shall use all reasonable best efforts to cause the conditions set forth in Section 2.02 to be satisfied and to consummate the transactions contemplated herein as soon reasonably possible after the satisfaction of the conditions set forth in Article II (other than those to be satisfied at the Closing) but in any event no later than the third
Business Day occurring after such date. The Buyer shall use commercially reasonable efforts to cause the conditions in the Debt Commitment Letter and the
Equity Commitment Letter to be satisfied.

                                  ARTICLE VIII

                                   TERMINATION

            8.01    Termination. This Agreement may be terminated at any time
prior to the Closing:

            (a)     by the mutual consent of the Buyer and the Representative;

            (b)     by the Buyer, if there has been a material violation or
breach by the Company or the Sellers of any covenant, representation or warranty contained in this Agreement or any event, circumstance or condition has occurred which has prevented the satisfaction of any condition to the obligations of the
Buyer at the Closing and such violation or breach has not been waived by the
Buyer or, in the case of a covenant breach, cured by the Company or the Sellers within ten days after receipt by the Representative of written notice thereof from the Buyer;

            (c)     by the Buyer, if there has occurred prior to the Closing
Date a Material Adverse Change;

            (d)     by the Representative, if there has been a material
violation or breach by the Buyer of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Sellers at the Closing and such violation or breach has not been waived by the Representative or, with respect to a covenant breach, cured by the Buyer within ten days after written notice thereof by the
Representative; or

            (e)     by either the Buyer or the Representative if the
transactions contemplated hereby have not been consummated by the Final Date, provided that neither the Buyer nor the Representative shall be entitled to terminate this Agreement pursuant to this Section 8.01(e) if such Person's (or the Company's or any Seller's, in the case of Representative) knowing or willful breach of this Agreement has prevented the consummation of the transactions contemplated

                                       32

hereby. The "Final Date" shall mean February 15, 2006, unless the Company delivers to the Buyer the Company's Historical S-X Financial Statements on a
date that is after January 15, 2006, in which case the Final Date shall be the date that is 30 days after the date on which the Company delivers to the Buyer such Historical S-X Financial Statements; provided, however, that in no event shall the Final Date be later than March 31, 2006. Notwithstanding the foregoing, if the Company has not delivered the Historical S-X Financial
Statements to the Buyer on or before February 22, 2006, then the Buyer may terminate this Agreement by providing written notice to the Representative on or before the close of business on the third business day following February 22,
2006.

            8.02    Effect of Termination. In the event of a termination of this
Agreement by either the Buyer or the Representative in accordance with Section
8.01, the provisions of this Agreement shall immediately become void and of no further force or effect (other than this Section 8.02 and Article XII hereof and the Confidentiality Agreement which shall survive the termination of this
Agreement), and there shall be no liability on the part of the Buyer, the
Company or the Sellers to one another, except for knowing and willful breaches of this Agreement prior to the time of such termination.

                                   ARTICLE IX

                                 REPRESENTATIVE

            9.01    Designation. Liberty Partners Holdings 10, L.L.C. (the
"Representative") is hereby designated by each of the Sellers to serve as the representative of the Sellers with respect to the matters expressly set forth in this Agreement to be performed by the Representative.

            9.02    Authority. Each of the Sellers, by the execution of this
Agreement, hereby irrevocably appoints the Representative as the agent, proxy and attorney-in-fact for such Seller for all purposes of this Agreement and the agreements contemplated hereby (including the full power and authority on such
Seller's behalf (a) to consummate the transactions contemplated herein; (b) to pay such Seller's expenses incurred in connection with the negotiation and performance of this Agreement (whether incurred on or after the date hereof);
(c) to disburse any funds received hereunder to such Seller and each other
Seller; (d) to execute and deliver any certificates representing the Shares and execution of such further instruments of assignment as the Buyer shall reasonably request; (e) to execute and deliver on behalf of such Seller any amendment or waiver hereto; (f) to take all other actions to be taken by or on behalf of such Seller in connection herewith; (g) to negotiate, settle, compromise and otherwise handle the Working Capital adjustment and all claims for indemnification made by the Buyer pursuant to Section 10.02 hereof; and (h)
to give and receive after the Closing all notices required to be given and to do each and every act and exercise any and all rights which such Seller or the
Sellers collectively are permitted or required to do or exercise under this
Agreement). Each of the Sellers agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the
Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Seller.

            9.03    No Fiduciary Relationship; Exculpation; Reliance.

                                       33

            (a)     The Representative shall not have by reason of this
Agreement a fiduciary relationship in respect of any Seller, except in respect of amounts received, if any, by the Representative on behalf of an Seller. The
Representative shall not be liable to any Seller for any action taken or omitted by it or any agent employed by it under this Agreement or any other agreement executed in connection herewith, except that the Representative shall not be relieved of any liability imposed by law for gross negligence or willful misconduct. The Representative shall not be liable to any Seller for any apportionment or distribution of payments made by it in good faith, and, if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Seller to whom payment was due, but not made, shall be to recover from other Sellers (including the Representative in its capacity as a Seller), any payment in excess of the amount to which they are determined to have been entitled pursuant to this Agreement.

            (b)     Neither the Representative nor any agent employed by it
shall incur any liability to any Seller by virtue of the failure or refusal of the Representative for any reason to consummate the transactions contemplated hereby or relating to the performance of its other duties hereunder, except for actions or omissions constituting fraud or bad faith.

            (c)     The Buyer and the Company shall be able to rely conclusively on the actions, instructions and decisions of the Representative on behalf of the Sellers as to the defense or settlement of any claims for indemnification by
Buyer and the Company and any other actions required to be taken by the
Representative hereunder.

                                    ARTICLE X

                              ADDITIONAL COVENANTS

            10.01   Survival. The representations and warranties of the Company,
Sellers and the Buyer contained in this Agreement shall survive, the Closing for the applicable periods set forth in this Section 10.01. Any and all claims and causes of action for indemnification under this Article X arising out of the inaccuracy or breach of any representation or warranty of the Company, the
Sellers or the Buyer must be made prior to the termination of the applicable survival period and in accordance with Section 10.02(d) below. All of the representations and warranties of the Company, the Sellers and the Buyer contained in this Agreement and any and all claims and causes of action for indemnification under this Article X with respect thereto shall terminate on May
31, 2007; provided, however, that (i) the representations and warranties of the
Company contained in Section 4.14 (Employee Benefits) shall survive until the third anniversary of the Closing Date and the representations and warranties of the Company contained in Section 4.17 (Environmental Matters) shall survive until the sixth anniversary of the Closing Date; (ii) the representations and warranties of the Sellers or the Company, as applicable, contained in Sections
3.01 (Execution; Validity), 3.02 (Authority), 3.03 (No Breach), 3.04
(Ownership), 3.06 (Brokerage), the first sentence of 4.01 (Organization and
Power), 4.02 (Subsidiaries), 4.03 (Authorization; No Breach), 4.04
(Capitalization), 4.08 (Tax Matters) (but only to the extent that the representations contained in Section 4.08 relate to Taxes based on or measured by income ("Income Taxes") and 4.12 (Brokerage) shall survive until the expiration of the applicable statute of limitations, and (iii) the representations and warranties of the Buyer contained in Sections 5.01
(Organization and Corporate Power), (Authorization), 5.06 (Brokerage),
(Investment

                                       34

Representation) and 5.08 (Financing) shall survive until the expiration of the applicable statute of limitations (the representations and warranties listed in clauses (ii) and (iii) above, the "Fundamental Representations").

            10.02   Indemnification.

            (a)     Subject to the provisions of Section 10.02(d), Section 10.03 and the next sentence, each of the Buyer, each Affiliate of the Buyer (including after the Closing Date, the Company and its Subsidiaries), and their respective stockholders, officers, directors, agents, employees, successors and assigns
(collectively, the "Buyer Indemnities") shall be indemnified and held harmless by the Sellers (On a several, and not a joint and several, basis according to each Seller's Indemnification Share) against any actual loss, liability, damage or expense (including reasonable legal fees and expenses, but excluding damages set forth in the last sentence of Section 10.03(a)) (collectively, "Losses" and individually, a "Loss") which any such Buyer Indemnitee suffers, sustains or becomes subject to as a result of any breach of any covenant, representation or warranty of the Company (on or prior to the Closing) expressly set forth herein and in any certificate delivered pursuant hereto (without regard to materiality or Material Adverse Effect qualifiers set forth in any such representation or warranty except for any such qualifier(s) contained in the first sentence of
Section 4.06), in each case without taking into account any disclosures made in the Updated Schedules pursuant to Section 6.06 hereof. Notwithstanding anything herein to the contrary:

                    (i)     subject to Section 10.02(a)(iii), the Buyer
      Indemnitees shall not be entitled to seek indemnification with respect to any Loss unless and until the amount of such Loss suffered by Buyer as a result of such breach or series of breaches associated with related events or circumstances exceeds $25,000 (the "De Minimis Amount"), in which case all of such amount shall be deemed to be a Loss hereunder;

                    (ii)    subject to Section 10.02(a)(iii), the Buyer
      Indemnitees shall not be entitled to seek indemnification with respect to any Losses unless (A) each such Loss or series of related Losses is in excess of the De Minimis Amount and (B) until and only to the extent that the aggregate amount of all such Losses suffered by the Buyer as a result of such breach(es) exceeds in the aggregate $2,600,000 (the "Deductible
      Basket"), in which case the Buyer shall be entitled to indemnification only for such Losses in excess of $1,300,000; and

                    (iii)   the aggregate amount of all payments to which the
      Buyer shall be entitled in satisfaction of claims for indemnification pursuant to this Section 10.02(a) shall in no event exceed $15,000,000
      (the "Cap"); provided, however, that none of the Deductible Basket, the De
      Minimis Amount or the Cap shall apply with respect to any Losses resulting from or relating to (A) breaches of representations and warranties
      (without regard to materiality or Material Adverse Effect qualifiers set forth in any such representation or warranty except for any such qualifier(s) contained in the first sentence of Section 4.06) of the
      Sellers and/or the Company contained in any of the Fundamental
      Representations or (B) breaches of covenants by the Company or any of the
      Sellers; provided further that no Seller shall be liable under this
      Section 10.02(a) (together with any indemnification claim amounts owing by such Seller under Section 10.02(b) and

                                       35

      Section 10.06) for more than the portion of the Final Purchase Price and the portion of the Contingent Payment and Second Contingent Payment, if
      any, received by such Seller.

            (b)     Subject to the provisions of Section 10.02(d) and Section
10.03, each Seller shall solely for himself, herself or itself severally (not jointly and severally) indemnify the Buyer and hold it harmless against any Loss which the Buyer suffers, sustains or becomes subject to as a result of the breach by such Seller of his, her or its covenants, or the representations and warranties contained in Article III hereof; provided that no Seller shall be liable under this Section 10.02(b) (together with any indemnification claim amounts owing by such Seller under Section 10.02(a) and Section 10.06) for more than the portion of the Final Purchase Price and the portion of the Contingent
Payment and Second Contingent Payment, if any, received by such Seller.

            (c)     Subject to the provisions of Section 10.02(d), Section 10.03 and the next sentence, the Buyer shall indemnify each Seller and hold him, her or it harmless against any Loss which any such Seller suffers, sustains or becomes subject to as a result of any breach by the Buyer of its covenants, representations and warranties set forth herein (without regard to materiality or Material Adverse Effect qualifiers set forth in any such representation or warranty). Notwithstanding anything herein to the contrary, (A) the Sellers shall not be entitled to seek indemnification with respect to any Loss unless, until and only to the extent that the aggregate amount of all Losses suffered by the Sellers as a result of such breach(es) exceeds the De Minimis Amount and the
Deductible Basket, in which case the Sellers shall be entitled to indemnification only for such excess; and (B) the aggregate amount of all payments to which the Sellers shall be entitled in satisfaction of claims for indemnification pursuant to Section 10.02(c) shall in no event exceed the Cap;
provided, however, that neither the De Minimis Amount, the Deductible Basket nor the Cap shall apply with respect to any Losses resulting from or relating to breaches of representations and warranties contained in any of the Fundamental
Representations.

            (d)     No Person shall be liable for any claim for indemnification under subsections (a), (b) or (c) above (but with respect to covenants, only those that provide for performance prior to Closing) unless written notice specifying in reasonable detail the nature of the claim for indemnification is delivered by the Person seeking indemnification to the Person from whom indemnification is sought (i) prior to the expiration of the applicable statute of limitations with respect to claims for indemnification relating to breaches of the representations and warranties of the Buyer, the Sellers or the Company, as applicable, contained in any of the Fundamental Representations; and (ii)
prior to May 31, 2007 with respect to all other claims for indemnification under subsections (a), (b) and (c) above; provided that in each case each such claim shall survive until the resolution of such claim. Covenants that provide for performance following Closing shall survive in accordance with their respective terms.

            (e)     Promptly after the assertion by any third party of any claim
(a "Third Party Claim") against any Person entitled to indemnification under this Section 10.02 (the "Indemnitee") that results or may result in the incurrence by such Indemnitee of any Loss for which such Indemnitee would be entitled to indemnification pursuant to this Agreement, and promptly after obtaining knowledge of any other claim, such Indemnitee shall promptly (and, in any event, within fifteen (15) Business Days after receiving notice of such
Third Party Claim)

                                       36

notify in writing the parties from whom such indemnification could be sought
(the "Indemnitors") and, if a Buyer Indemnitee is the Indemnitee, the
Representative of such Third Party Claim. The Representative shall act on behalf of all Indemnitors in the case of all Third Party Claims with respect to which any Buyer Indemnitee is seeking indemnification under subsection (a) above and may, at its option, assume and conduct the defense of the Indemnitee against such Third Party Claim (including the employment of counsel and the payment of reasonable expenses) with counsel reasonably acceptable to the Buyer Indemnitee;
provided, however, in the event any Third Party Claim or series of related Third
Party Claims by or against a Material Customer or Material Supplier or the
Indemnified Party or its Subsidiaries or a Person with whom the Indemnified
Party otherwise has a material business relationship (in each case wherein an adverse judgment would reasonably be expected to cause a Material Adverse
Effect), the Buyer Indemnitee shall have the right to control the defense of such Third Party Claim (at the expense of the Indemnifying Party) and designate counsel for such defense; provided, that the Indemnifying Party shall have the right to consent to the choice of such counsel (such consent not to be unreasonably withheld or delayed); provided further, that the Indemnitor shall have the right to consult with the Indemnitee and such counsel in all material decisions relating to such Third Party Claim or series of Third Party Claims. No such Third Party Claim or series of related Third Party Claims may be settled or compromised without the prior written consent of the Indemnitor (which consent will not be unreasonably withheld or delayed). Any Indemnitee shall have the right to employ separate counsel in any such Third Party Claim and to participate in the defense thereof (to the extent such Indemnitee shall not control the defense thereof), but the fees and expenses of such counsel shall not be an expense of the Indemnitor unless (i) the Indemnitor shall have failed, within a reasonable time after having been notified by the Indemnitee of the existence of such Third Party Claim as provided in the preceding sentence, to assume and conduct the defense of such Third Party Claim or (ii) the employment of such counsel has been specifically authorized by the Indemnitor and/or the
Representative in the case of all Third Party Claims with respect to which any
Buyer Indemnitee is entitled to indemnification under subsection (a) above.

            (f)     The amount of any Loss subject to indemnification hereunder or of any claim therefor shall be calculated net of (i) any refund of Taxes received by Buyer or reduction in Taxes actually paid by the Buyer, the Company, its Subsidiaries or any of their Affiliates on account of such Loss and (ii) any insurance proceeds or other recoveries (net of collection expenses) actually received by any Seller, the Buyer, the Company and its Subsidiaries on account of such Loss (including, but not limited to, amounts actually received from any third party for indemnification or contribution). If the Buyer, the Company, its
Subsidiaries or any of their Affiliates receives, a Tax benefit of the type described in clause (i) above after an indemnification payment is made, the
Buyer shall promptly pay to the Representative (on behalf of the Sellers) the value of such Tax benefit. The Buyer, the Company and its Subsidiaries shall seek full recovery under all insurance policies covering any Loss to the same extent as they would if such Loss were not subject to indemnification hereunder, and the Buyer, the Company and its Subsidiaries shall not terminate or cancel any insurance policies in effect for periods prior to the Closing. In the event that an insurance recovery is made by the Buyer, the Company, its Subsidiaries or any of their Affiliates with respect to any Loss for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery (net of all direct collection expenses) shall be made promptly to the Representative (on behalf of the Sellers). Each party hereby waives, to the extent permitted under its applicable insurance

                                       37

policies, any subrogation rights that its insurer may have with respect to any indemnifiable Losses.

            (g)     All indemnification payments made hereunder shall be treated by all parties as an adjustment to the Purchase Price.

            (h)     Notwithstanding anything to the contrary contained in this
Section 10.02, there shall be no recovery for any Loss by any Buyer Indemnitee under this Section 10.02, and the Loss shall not be included in meeting the stated thresholds hereunder, to the extent such item has been included in the calculation of the Final Purchase Price (with respect to the determination of
Working Capital) under Section 1.01(b) and Section 1.01(g) hereof.

            (i)     The Buyer agrees that in the event of any breach giving
rise to an indemnification obligation under Section 10.02(a), the Buyer shall take and cause its Affiliates (including the Company and its Subsidiaries) to take, or cooperate with the Representative, if so requested by the
Representative, in order to take, all commercially reasonable measures to mitigate the consequences of the related breach (including taking steps to prevent any contingent liability from becoming an actual liability).

            (j)     Upon payment in full of any Losses pursuant to Section 10.02 or the payment of any judgment or settlement with respect to a Third Party
Claim, the Indemnitor shall be subrogated to the extent of such payment to the rights of the Indemnitee against any Person with respect to the subject matter of such Loss or Third Party Claim. The Indemnitee shall assign or otherwise cooperate with the Indemnitor, at the cost and expense of the Indemnitor, to pursue any claims against, or otherwise recover amounts from, any Person liable or responsible for any Losses for which indemnification has been received pursuant to this Agreement. Notwithstanding the foregoing, no Indemnitor shall be required or obligated to take any action that is in conflict with any insurance policy or other agreement pursuant to which subrogation or assignment would occur.

            10.03   Limitation of Recourse.

            (a)     Following the Closing, except with respect to claims based upon fraud, the indemnification provided by Section 10.02(a) shall be the sole and exclusive remedy for any Losses of any Person entitled to indemnification hereunder with respect to any misrepresentation or inaccuracy in, or breach of, any representations or warranties or any breach or failure in performance of any covenants or agreements in this Agreement or in any exhibit or schedules hereto or any certificate delivered hereunder. In no event shall any Person be entitled to recover or make a claim for any amounts in respect of lost profits or punitive damages and, in particular, no "multiple of profits" or "multiple of cash flow" or similar valuation methodology shall be used in calculating the amount of any Losses.

            (b)     Except as provided in Section l0.02(a) or Section 10.02(b), no claim shall be brought or maintained by any Person entitled to indemnification hereunder against any officer, director or employee (present or former) of the Company or any of its Subsidiaries, the Representative or any
Seller, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the

                                       38

representations, warranties or covenants set forth or contained in this
Agreement or any exhibit or schedule hereto or any certificate delivered hereunder, except to the extent that the same shall have been the result of fraud by any such Person. The obligations of the Sellers for all purposes under this Agreement are several and not joint and several (based on the Sellers'
Indemnification Share), and in no event shall any Seller, the Representative or any present or former officer, director or employee of the Company or its
Subsidiaries have any shared or vicarious liability for the actions or omissions of any other Person.

            (c)     The Buyer, the Company, its Subsidiaries and their
respective successors and permitted assigns, hereby waive any right to seek contribution or other recovery from any Seller (or any of their respective officers, directors or employees (present or former)) that any of them may now or in the future have under any Environmental Laws (including the
Comprehensive Environmental Response, Compensation, and Liability Act, any
analogous state law, and any common law providing for any remedy or right of recovery with respect to environmental matters). The Buyer, the Company, its
Subsidiaries and their respective successors and permitted assigns hereby release all Sellers (or any of their respective officers, directors or employees
(present or former)) from any and all such claims, demands and causes of action that any of them may now or in the future have under such Environmental Laws.
Nothing in this Section 10.03(c) shall limit in any way any rights to indemnification that any Buyer Indemnitee may have pursuant to Section 10.02 above.

            (d)     The Buyer shall have no right to assert any claims with
respect to any Loss, cause of action or other claim to the extent it is a Loss, cause of action or claim with respect to which the Buyer or any of its
Affiliates has taken action (or caused action to be taken) to accelerate the time period in which such matter is asserted or payable.

            10.04   Disclosure Generally. If and to the extent any information required to be furnished in any Schedule or Updated Schedule is contained in this Agreement or in any Schedule or Updated Schedule attached hereto and such information is reasonably apparent to be responsive to any other schedule or
Updated Schedule, such information shall be deemed to be included in all
Schedules in which the information is required to be included. The inclusion of any information in any Schedule or Updated Schedule attached hereto shall not be deemed to be an admission or acknowledgment by the Company, its Subsidiaries or the Sellers, in and of itself, that such information is material to or outside the ordinary course of the business of the Company or its Subsidiaries.

            10.05   No Additional Representations; Disclaimer.

            (a)     The Buyer acknowledges that neither the Representative,
Sellers, the Company nor any of its Subsidiaries, nor any other Person acting on behalf of the Company or any of its Affiliates has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company or any of its Subsidiaries or their respective businesses or assets, except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be set forth in the Schedules hereto. The Buyer further agrees that none of the Sellers nor any other Person shall have or be subject to any liability to the Buyer or any other Person resulting from the distribution to the Buyer, or the Buyer's use of, any such information, including the Confidential Information Memorandum prepared by
Harris

                                       39

Williams & Co. dated June 2005 and any information, document or material made available to the Buyer or the Buyer's Representatives in certain "data rooms,"
management presentations or any other form in expectation of the transactions contemplated by this Agreement.

            (b)     In connection with the Buyer's investigation of the Company and its Subsidiaries, the Buyer or the Buyer's Representatives has received from or on behalf of the Company certain projections, including projected statements of operating revenues and income from operations of the Company and its
Subsidiaries for the fiscal year ending January 31, 2006 and for subsequent fiscal years and certain business plan information for such fiscal year and succeeding fiscal years. The Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that the Buyer is familiar with such uncertainties, that the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that the Buyer shall have no claim against the Sellers or any other Person with respect thereto. Accordingly, neither the Company nor the Sellers make any representations or warranties whatsoever with respect to such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

            (c)     The Buyer acknowledges that it has conducted to its
satisfaction, an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and its Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement.
SUCH REPRESENTATIONS AND WARRANTIES BY THE COMPANY AND THE SELLERS CONSTITUTE
THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
SELLERS TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND
BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND
WARRANTIES OF ANY KIND OR NATURE EXPRESSED OR IMPLIED (INCLUDING, BUT NOT
LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION,
RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE COMPANY AND ITS
SUBSIDIARIES) ARE SPECIFICALLY DISCLAIMED BY THE COMPANY AND THE SHAREHOLDERS.
Notwithstanding the foregoing, the parties hereto acknowledge and agree, however, that, notwithstanding the Buyer's conduct of its due diligence and independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the
Company and its Subsidiaries, (i) the Buyer is entitled to rely on all of the representations and warranties of the Company and the Sellers set forth herein and all of the Schedules and Exhibits hereto, and (ii) nothing contained herein shall limit, condition or otherwise restrict the Buyer's rights and remedies hereunder associated with its reliance on the representations and warranties of the Company and the Sellers expressly and specifically set forth in this
Agreement, including the Schedules and Updated Schedules attached hereto.

            10.06   Certain Tax Matters. The following provisions shall govern the allocation of responsibility as between the Buyer and the Company on the one hand and the Sellers and the Representative on the other hand for certain Tax matters following the Closing:

                                       40

            (a)     The Buyer, the Company, the Sellers and the Representative
shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of any Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's reasonable request) making available of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company shall retain all books and records with respect to tax matters pertinent to the Company and its Subsidiaries relating to any tax periods and shall abide by all record retention agreements entered into with any taxing authority, and shall give the Representative reasonable written notice prior to transferring, destroying or discarding any such books and records prior to the expiration of the applicable statute of limitations for that tax period, and if the Representative so requests, the
Company shall allow the Representative to take possession of such books and records.

            (b)     All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne equally by the Buyer and the
Sellers when due, and the Buyer and the Sellers will, each at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, each of the Buyer and the Sellers will join in the execution of any such Tax Returns and other documentation.

            (c)     Buyer shall be entitled to any and all Income Tax refunds or credits (including, without limitation, any and all Transaction Tax Deduction
Benefits) of the Company with respect to any losses or credits incurred for periods ending on or prior to the Closing Date regardless of whether such refunds or credits are realized or received with respect to the periods occurring before or after the Closing Date. Buyer will pay any such amounts
(without duplication) to the Representative within 10 days of receipt of such refund or realization of such credit.

            (d)     Tax Indemnification. The Sellers shall severally (based on each Seller's Indemnification Share), and not jointly, indemnify the Buyer
Indemnitees and hold them harmless from and against any Loss attributable to (i)
all Income Taxes (or the non-payment thereof) of the Company and its
Subsidiaries for all Taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any Taxable period that includes (but does not end on) the Closing Date ("Pre-Closing Tax Period"), (ii)
all Income Taxes of any member of an Affiliated Group of which the Company or any Subsidiary (or any predecessor of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation SS.1.1502-6
(or any analogous or similar state, local, or foreign law or regulation), and
(iii) any and all Income Taxes of any Person imposed on the Company or any
Subsidiary as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing; provided that any such claims for indemnity pursuant to this
Section 10.06(d) shall not be subject to the DeMinimis Amount or the Deductible
Basket; and provided further that no Seller shall be liable under this Section
10.06(d) (together with any indemnification claim amounts owing by such Seller under Section 10.02(a) and Section 10.02(b)) for more than the portion of the
Actual

                                       41

Purchase Price and the portion of the Contingent Payment and Second Contingent
Payment, if any, received by such Seller.

            (e)     Straddle Period. In the case of any Taxable period that
includes (but does not end on) the Closing Date (a "Straddle Period"), the amount of any Income Taxes for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the
Closing Date (and for such purpose, the Taxable period of any partnership or other pass-through entity in which the Company or any Subsidiary holds a beneficial interest shall be deemed to terminate at such time).

            (f)     Tax Return Filing. The Representative (on behalf of the
Sellers) shall prepare all of the Company's Tax Returns for the periods for which the Sellers are liable under Section 10.06(d). All such Tax Returns shall be prepared and filed in a manner consistent with prior practice, except as required by a change in applicable law. Buyer shall have the right to review any such Tax Returns prepared by the Representative (on behalf of the Sellers) at least 15 days prior to when such tax Returns are due. Buyer shall cause the
Company and its Subsidiaries to file income Tax Returns or shall include the
Company and its Subsidiaries in its combined or consolidated income tax returns, for all other periods.

            (g)     Wisconsin Tax Audit. If the Wisconsin Tax Audit has not
been settled prior to the Closing in a manner reasonably satisfactory to Buyer
(and only in such event), the Sellers shall severally (based on each Seller's
Indemnification Share), and not jointly, indemnify the Buyer Indemnitees and hold them harmless from and against any Loss attributable to the Wisconsin Tax
Audit. Any indemnity payment in respect of the Wisconsin Tax Audit shall be made first from the escrow account created pursuant to the Additional Escrow
Agreement and shall thereafter be made by the Sellers directly. In addition, the
Sellers shall severally (based on each Seller's Indemnification Share) and not jointly indemnify the Buyer Indemnitees and hold them harmless from and against any Loss attributable to the Wisconsin Later Years Tax Audit; provided that notwithstanding anything else contained in this Agreement to the contrary, the maximum amount of any such Losses for which the Buyer Indemnitees may assert claims in respect of the Wisconsin Later Years Tax Audit hereunder shall be
$2,000,000.

            10.07   Further Assurances. From time to time, as and when
reasonably requested by any party hereto and at such party's expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

                                   ARTICLE XI

                                   DEFINITIONS

            "2007 Adjusted Consolidated EBITDA Statement" has the meaning set forth in Section 1.03(a).

            "2007 Audited Financial Statements" has the meaning set forth in
Section 1.03(a).

            "2007 Fiscal Year" has the meaning set forth in Section 1.03(a).

                                       42

            "Additional Escrow Amount" has the meaning set forth in Section
1.01(d).

            "Adjusted Consolidated EBITDA" means (for the relevant period) (i)
the consolidated net income of Company and its Subsidiaries plus (ii) to the extent deducted in determining consolidated net income: (A) interest expense
(including amortization of deferred loan costs); (B) federal, state and local income taxes; (C) depreciation of tangible assets; and (D) amortization of intangible assets, as adjusted for the following items (to the extent that they are reflected in net income or net loss):

            (i)     elimination of: (A) all extraordinary gains and losses
determined in accordance with GAAP and (B) gains and losses from sales, impairments or dispositions of property and equipment or other fixed assets;

            (ii)    add-back for all (i) management fees paid to the Equity
Sponsor or its Affiliates, (ii) director fees paid to any member of the Board of
Directors of the Company or any of its Subsidiaries, (iii) any stock option compensation expenses, and (iv) any fees and expenses incurred by the Company in connection with the consummation of the transactions contemplated hereby and the financing thereof;

            (iii)   add-back for all consulting fees paid to consultants
providing strategic advice to the Company or its Subsidiaries; and

            (iv)    add-back of the amount of one-time costs associated with the
Company's compliance with Sarbanes/Oxley in excess of $250,000.

            "Affiliated Group" has the meaning set forth in Section 4.08(a).

            "Affiliates" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

            "Aggregate Option/Phantom Right Amount" has the meaning set forth in
Section 1.01(h).

            "Audited Financial Statements" has the meaning set forth in Section
4.05(ii).

            "Business" means the manufacturing and sales of premium stainless steel and specialty alloy welded tubular products for established and developing end-markets, including oil & gas exploration and production, food & beverage processing and dispensing, power generation, chemical/petrochemical processing, biotechnology, the pharmaceutical and semiconductor industries, by the Company and its Subsidiaries, and any business operations related thereto and in each case as conducted as of the date hereof.

            "Business Trade Secrets" has the meaning set forth in Section
4.16(f).

            "Buyer" has the meaning set forth in the preamble.

                                       43

            "Buyer Indemnitees" has the meaning set forth in Section 10.02(a).

            "Buyer's Representatives" has the meaning set forth in Section 6.03.

            "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by Law or executive order to close.

            "Cash and Cash Equivalents" means those items of the Company and its
Subsidiaries as of the close of business on the Closing Date which are required by GAAP to be included as "cash" or "cash equivalents" on the Closing Balance
Sheet, but excluding (x) outstanding checks (to the extent such outstanding checks reduce accounts payable), (y) any restricted cash balances, and (z) in each case, any effects of the consummation of the transactions contemplated by this Agreement and the financing thereof.

            "Closing" has the meaning set forth in Section 1.02(a).

            "Closing Balance Sheet" has the meaning set forth in Section
1.0l(f)(ii).

            "Closing Costs" means all of the fees, expenses and other payments
(including Management Closing Costs) incurred by the Company in connection with the transactions contemplated by this Agreement (on its own behalf and on behalf of the Equityholders, individually or as a group) that remain unpaid as of the
Closing and, subject to Closing, are to be paid by the Buyer at the Closing pursuant to Section 1.02(b), including, without limitation, any fees and expenses owing to Kirkland & Ellis LLP, Harris Williams & Co.,
PricewaterhouseCoopers LLP and such other parties as are set forth on the
Closing Costs Schedule attached hereto.

            "Closing Date" has the meaning set forth in Section 1.02(a).

            "Closing Transactions" has the meaning set forth in Section 1.02(b).

            "Closing Working Capital" means the Working Capital as of the close of business on the Closing Date without taking into account the effects of the consummation of the transactions contemplated by this Agreement and the
Financing thereof.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" has the meaning set forth in the preamble.

            "Confidentiality Agreement" has the meaning set forth in Section
6.02.

            "Contingent Amount" means the lesser of (i) $30,000,000, and (ii)
the product of (A) 3.0 times (B) the Adjusted Consolidated EBITDA for the 2007
Fiscal Year (as set forth in the 2007 Adjusted Consolidated EBITDA Statement)
minus $45,000,000.

            "Contingent Payment" means the Contingent Amount, minus the aggregate dollar value of any of the good faith indemnification claims by the
Buyer Indemnitees that have not

                                       44

been fully resolved pursuant to Section 10.02 on the date the Contingent Payment is to be made pursuant to Section 1.03.

            "Contract" means, whether oral or written, any agreement, contract, lease, license, franchise, note, bond, mortgage, indenture, guarantee, purchase or sale order or other instrument or obligation, arrangement or commitment, including all amendments thereto.

            "Controlled Group" has the meaning set forth in Section 4.20.

            "De Minimis Amount" has the meaning set forth in Section 10.02(a).

            "Debt Commitment Letter" has the meaning set forth in Section 5.08.

            "Deductible Basket" has the meaning set forth in Section 10.02(a).

            "Draft Balance Sheet" has the meaning set forth in Section
1.01(f)(i).

            "Employee Benefit Plan" has the meaning set forth in Section 4.20.

            "Encumbrances" has the meaning set forth in Section 4.07(d).

            "Environmental Claims" means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, judgment, letter or other communication from any governmental authority, or any third party alleging violations of Environmental Laws or alleging Releases of Hazardous Materials from (i) any assets, properties or businesses of the Company or its subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or
(iii) from or onto any facilities that received Hazardous Materials generated by the Company or its subsidiaries or any predecessor in interest.

            "Environmental Laws" means all Federal, state and local laws, statutes, ordinances, rules and regulations in each case, and all final court orders, decrees and legally-binding arbitration awards which are in existence on the Closing Date, imposing liability or establishing standards of conduct for protection of the environment, including the Comprehensive Environmental
Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as
amended; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et
seq., as amended; and the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as
amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended.

            "Environmental Liabilities" means all liabilities, monetary obligations, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any governmental authority or any third party, and which relate to any environmental condition at or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by the Company or any of its Subsidiaries or (ii) any facility that received Hazardous Materials generated by the Company or any of its
Subsidiaries.

                                       45

            "Environmental Permits" means licenses, permits, registrations, governmental approvals, and consents that are required under or are issued pursuant to Environmental Laws.

            "Equityholder" has the meaning set forth in the preamble.

            "Equity Commitment Letter" has the meaning set forth in Section
5.08.

            "ERISA" has the meaning set forth in Section 4.14.

            "Escrow Agent" means Wells Fargo Bank, N.A.

            "Escrow Agreement" has the meaning set forth in Section 1.01(c).

            "Escrow Amount" has the meaning set forth in Section 1.01(c).

            "Estimated Contingent Amount" has the meaning set forth in Section
1.03(a).

            "Equity Commitment Letter" has the meaning set forth in Section
5.08.

            "FCPA" has the meaning set forth in Section 4.25.

            "Final Purchase Price" has the meaning set forth in Section
1.01(f)(ii).

            "Financial Statements" has the meaning set forth in Section 4.05.

            "Firm" has the meaning set forth in Section 1.01(f)(ii).

            "GAAP" means the United States generally accepted accounting principles, applied on a basis consistent with the Audited Financial Statements.

            "Governmental Authorities" has the meaning set forth in Section
4.15.

            "Hazardous Materials" shall mean, without regard to amount and/or concentration but excluding naturally occurring concentrations (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls;
(d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials; and (e) asbestos.

            "Hedging Agreement" means any interest rate, foreign. currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement, all as amended or otherwise modified from time to time.

                                       46

            "HSR Act" has the meaning set forth in Section 2.01(e).

            "Income Taxes" has the meaning set forth in Section 10.01(a).

            "Indebtedness" means, as applied to the Company and its
Subsidiaries, all indebtedness of the Company or any of its Subsidiaries for borrowed money as of the close of business on the Closing Date (determined without giving effect to the consummation of the transactions contemplated by this Agreement or the financing hereof), whether current or funded, or secured or unsecured, including, without limitation, (a) all indebtedness of any such
Person for the deferred purchase price of property or services, excluding trade accounts payable and excluding any installment obligations with respect to the acquisition of capital equipment in the ordinary course of business, (b) all indebtedness of any such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person
(even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (c) all indebtedness of any such Person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of the property subject to such mortgage or Lien, (d) all obligations under leases which shall have been or are required to be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as a lessee, (e) all interest, fees, penalties (including prepayment penalties but only with respect to indebtedness to be repaid at the Closing) and other expenses owed with respect to the indebtedness referred to above, and (f) all indebtedness referred to above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss. Notwithstanding the foregoing, "Indebtedness" shall not include indebtedness owing by the Company to any of its Subsidiaries, or by any
Subsidiary of the Company to the Company or any other Subsidiary of the Company.

            "Indemnification Share" means the Indemnification Share of each
Equityholder as set forth on the Equityholders Schedule.

            "Indemnitee" has the meaning set forth in Section 10.02(d).

            "Indemnified Party" has the meaning set forth in Section 10.02(f).

            "Indemnitors" has the meaning set forth in Section 10.02(d).

            "Initial Purchase Price" has the meaning set forth in Section
1.01(b).

            "Insider" has the meaning set forth in Section 4.21(a).

            "Insurance Policies" has the meaning set forth in Section 4.24.

            "Intellectual Property" means all foreign and domestic (i)
trademarks, service marks, brand names, certification marks, collective marks,
d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including without limitation all extensions, modifications and renewals of same (collectively, "Trademarks") (ii) inventions, discoveries and ideas, whether patentable

                                       47

or not, and all patents and patent applications (including without limitation reissues, reexaminations, divisionals, renewals, extensions, provisionals, continuations, continuations-in-part, patent disclosures, mask works and integrated circuit topographies) and equivalents thereof (collectively,
"Patents"); (iii) confidential and proprietary information, trade secrets and know-how, including without limitation processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists
(collectively, "Trade Secrets"); (iv) published and unpublished works of authorship, whether copyrightable or not (including without limitation computer software), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof
(collectively, "Copyrights"); (v) electronic data processing, information, recordkeeping, communications, telecommunications, account management, inventory management and other computer systems (including all computer programs, software, databases, firmware, hardware and related documentation) and Internet websites and related content (collectively, "IT Systems"); and (vi) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including without limitation rights to recover for past, present and future violations thereof (collectively, "Other
Proprietary Rights").

            "Interim Periodic Financial Statements" has the meaning as set forth in Section 6.10.

            "IRS" as the meaning set forth in Section 4.14.

            "Knowledge" means, with respect to the representations and warranties of the Company set forth herein which are made subject to the qualification "to the Knowledge of the Company," or other qualification of similar import, as of the date hereof or the Closing Date, the knowledge, after due inquiry, of Harley Kaplan, William S. Anacker, C. Michel Griffith, David
Pudelsky, Nick Cray, Tony Massini, Glenn Skola, David O'Donnell, John Fan or
Bruce Radcliff of any matter, fact, or thing. For the purposes of this definition, the term "knowledge, after due inquiry" shall mean knowledge that such person could reasonably be expected to obtain upon a review of the books and records of the Company.

            "Laws" has the meaning set forth in Section 4.21.

            "Leased Real Property" has the meaning set forth in Section 4.07(a).

            "Leases" has the meaning set forth in Section 4.07(a).

            "Law" or "Laws" means any Federal, provincial, state, local, municipal, international or foreign law, statute, ordinance, code, rule, regulation, judgment, order or decree.

            "Liens" means all liens, claims, encumbrances, mortgages, pledges, easements, charges, security interests, options, proxies, voting trusts or other agreements and other restrictions and limitations (statutory or otherwise).

            "Loss" has the meaning set forth in Section 10.02(a).

                                       48

            "Management Closing Costs" means any compensatory, bonus,
change-in-control, or similar payments (other than payments made in respect of the Stock Options and Phantom Rights) in an amount not to exceed $5,000,000 incurred by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby and paid at Closing and for which no further obligation of any kind shall continue following the Closing.

            "Management Equityholder" means each of Harley Kaplan, William S.
Anacker and C. Michel Griffith.

            "Material Adverse Change" means a change, event, circumstance or series of changes, events or circumstances that, has had or gives rise to a
Material Adverse Effect.

            "Material Adverse Effect" means any effect or change that would, individually or in the aggregate, be materially adverse to (i) the financial condition, assets, properties or operating results of the Company and its
Subsidiaries, taken as a whole or (ii) the ability of the Company or the Sellers to timely consummate the transactions contemplated hereby, provided, however, that the following shall in no event be deemed to be a Material Adverse Effect hereunder: (i) any effect or change (including any change in the laws, rules, regulations, orders, or other binding directives issued by any governmental or regulatory authority) which affects generally the United States economy or the
Company's industry as a whole except for those effects or changes that disproportionately affect the Company and its Subsidiaries, taken as a whole;
(ii) any national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States except for those effects or changes that disproportionately affect the Company and its Subsidiaries, taken as a whole; or
(iii) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to financial, banking, or securities markets (including any disruption thereof or any decline in the price of securities generally or any market or index).

            "Material Contracts" has the meaning set forth in Section 4.09(a).

            "Material Suppliers and Customers" has the meaning set forth in
Section 4.19.

            "Objection Notice" has the meaning set forth in Section 1.01(f)(ii).

            "Offering" has the meaning set forth in Section 6.05.

            "Owned Real Property" has the meaning set forth in Section 4.07(d).

            "Per Share Initial Purchase Price" means an amount equal to (A) the sum of the Initial Purchase Price plus the aggregate exercise price of all Stock
Options divided by (B) the sum of (i) the number of Shares outstanding immediately prior to the Closing plus (ii) the number of Phantom Rights outstanding immediately prior to the Closing, plus (iii) the aggregate number of shares of Common Stock issuable upon exercise of the outstanding Stock Options.

            "Permits" has the meaning set forth in Section 4.07(f).

                                       49

            "Permitted Encumbrances" has the meaning set forth in Section
4.07(d).

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Phantom Rights" has the meaning set forth in Section 1.01(h).

            "Phantom Rights Agreements" means those certain Phantom Rights
Agreements, each dated as of September 26, 2005, by and between the Company and each of William S. Anacker, C. Michel Griffith, Frank R. Fenton and Joseph
Zielinskie.

            "Phantom Rights Plan" means the RathGibson, Inc. 2005 Phantom Rights
Plan.

            "Plans" has the meaning set forth in Section 4.14.

            "Pre-Closing Tax Period" means any Tax period ending on or before the Closing Date or, in the case of any Straddle Period, the portion of such
Straddle Period up to and including the Closing Date.

            "Pro Rata Share" means the Pro Rata Share of each Equityholder as set forth on the Equityholders Schedule.

            "Products" has the meaning set forth in Section 4.22(a).

            "Proposal" has the meaning set forth in Section 6.02.

            "Real Properties" has the meaning set forth in Section 4.07.

            "Registered" means issued, registered, renewed or the subject of a pending application.

            "Related Party" has the meaning set forth in Section 4.21(a).

            "Release" has the meaning set forth in the Comprehensive
Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq.

            "Representative" has the meaning set forth in Section 9.01.

            "Securities Act" means the United States Securities Act of 1933, as amended.

            "Second Contingent Payment" has the meaning set forth in Section
1.04(a).

            "Shares" has the meaning set forth in the preamble.

            "Stock Option Agreement" means that certain Stock Option Agreement, dated as of September 26, 2005, by and between the Company and Frank R. Fenton.

                                       50

            "Stock Option Plan" means the RathGibson, Inc. 2005 Stock Option
Plan.

            "Stock Options" has the meaning set forth in Section 1.01(h).

            "Straddle Period" means any Tax period that includes but does not end on the Closing Date.

            "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company, trust or other entity of which more than 50% of the total voting power, whether by way of contract or otherwise, of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such
Person and one or more Subsidiaries of such Person or (iii) one or more
Subsidiaries of such Person.

            "Suits" has the meaning set forth in Section 4.10(d).

            "Target Working Capital" means an amount equal to (i) the average of the Company's Working Capital as of the last day of each of the twelve months immediately preceding the month in which the Closing occurs as calculated in accordance with the Working Capital Schedule attached hereto plus (ii)
$5,000,000.

            "Tax" or "Taxes" means any federal, state, local or foreign gross or net income, gross or net receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, duty, fee or other governmental charge of any kind, including any interest, penalty or addition thereto, whether disputed or not.

            "Tax Returns" means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

            "Third Party Claim" has the meaning set forth in Section 10.02(d).

            "Transaction Tax Deduction Benefits" means any Tax refunds and/or reductions in Taxes payable by the Company or the Sellers attributable to deductions arising from expenditures by or on behalf of the Company in respect of the items set forth on the Transaction Tax Deduction Benefits Schedule.

            "Unaudited Financial Statements" has the meaning set forth in
Section 4.05(i).

            "Wisconsin Later Years Tax Audit" means any claim by the Wisconsin
Department of Revenue with respect to the interest deductions taken by the
Company with respect to any taxable years after the taxable year ended January
31, 2000, on any loans between the Company and the State Board of Florida.

                                       51

            "Wisconsin Tax Audit" means any claim by the Wisconsin Department of
Revenue with respect to the interest expense deductions taken by the Company for taxable years 1995 through the year ended January 31, 2000, on any loans between the Company and the State Board of Florida.

            "Working Capital" means the excess of (i) the sum of the Company's and its Subsidiaries' current assets on a consolidated basis (including accounts receivable, other receivables, inventory, prepaid expenses and other current assets, but excluding Cash and Cash Equivalents, Income Taxes recoverable and deferred Income Tax balances) over (ii) the sum of the Company's and its
Subsidiaries' current liabilities on a consolidated basis (including accounts payable, other accounts payable, and salaries and wages payable and other current liabilities but excluding any Income Taxes payable, deferred Income Tax
Balances and any amounts that relate to Indebtedness of the Company). The foregoing shall be determined on a consolidated basis for the Company and its
Subsidiaries and in accordance with GAAP (except as otherwise provided in the immediately preceding sentence) as set forth on the Schedule of Working Capital attached hereto.

                                   ARTICLE XII

                                  MISCELLANEOUS

            12.01   Press Releases and Communications. No press release or
public announcement related to this Agreement or the transactions contemplated herein shall be issued or made without the joint approval of the Buyer and the
Representative (which approval shall not be unreasonably withheld or delayed)
unless required by law (in the reasonable opinion of counsel) in which case the
Buyer and the Representative shall have the right to review such press release or announcement prior to publication.

            12.02   Expenses. Except as otherwise expressly provided herein, the
Sellers and the Buyer shall pay all of their own expenses (including attorneys'
and accountants' fees and expenses) in connection with the negotiation of this
Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not); provided that if the Closing occurs, the Buyer shall fund the payment of all pre-Closing fees and expenses of the Sellers, the Company and its Subsidiaries (including, without limitation, fees and expenses payable to legal counsel and independent accountants) as part of the Closing Costs.

            12.03   Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service
(charges prepaid) or telecopy to the Company at the address set forth below and to any other recipient at the address indicated in this Agreement and to any subsequent holder of Shares at such address as indicated by the Company's records or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
Notices will be deemed to have been given hereunder (i) when delivered personally to the recipient, (ii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) upon machine-generated acknowledgment of receipt after transmittal by facsimile if so acknowledged to have been

                                       52

received before 5:00 p.m. on a Business Day at the location of receipt and otherwise on the next following Business Day, provided that such notice, demand or other communication is also deposited within 24 hours thereafter with a reputable overnight courier service (charges prepaid) for delivery to the same
Person, or (iv) five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.

            Notices to the Buyer and to the Company after the Closing:

            Castle Harlan, Inc.
            150 E. 58th Street--38th Floor
            New York, New York 10155
            Telecopy: 212.207.8042
            Attn: William M. Pruellage

            with a copy to:

            Schulte Roth & Zabel LLP
            919 Third Avenue
            New York, New York 10022
            Telecopy: 212.593.5955
            Attn: Robert Goldstein

            Notices to the Representative:

            Liberty Partners Holdings 10, L.L.C.
            1370 Avenue of the Americas
            34th Floor
            New York, New York 10019
            Telecopy: 212.649.6076
            Attention: Paul J. Huston

            with a copy to (which shall not constitute notice):

            Kirkland & Ellis LLP
            200 East Randolph Drive
            Chicago, Illinois 60601
            Telecopy: (312) 861-2200
            Attention: Edward T. Swan, P.C.

                                       53

            Notices to the Company prior to Closing:

            Liberty Partners Holdings 10, L.L.C.
            1370 Avenue of the Americas
            34th Floor
            New York, New York 10019
            Attention: Paul J. Huston
            Telecopy: 212.649.6076

            And

            RathGibson, Inc.
            2505 Foster Avenue
            Janesville, Wisconsin 53547
            Attention: Harley Kaplan
            Telecopy: 608.754.0605

            With a copy to (which shall not constitute notice):

            Kirkland & Ellis LLP
            200 East Randolph Drive
            Chicago, Illinois 60601
            Telecopy: (312) 861-2200
            Attention: Edward T. Swan, P.C.

            12.04   Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Buyer without the prior written consent of the Representative.
Notwithstanding anything to the contrary in this Section 12.05, the Buyer may assign, without the prior written consent of any other parties hereto, (i) any of its rights, benefits or obligations hereunder to an Affiliate, and (ii) any rights under this Agreement to the Buyer's financing institutions and following
Closing subsequent purchasers of the Buyer, the Company or any of its
Subsidiaries, provided, that in each case, no such assignment shall relieve the
Buyer of obligations under this Agreement that have not been performed timely by any such Affiliate assignee.

            12.05   Severability. Whenever possible, each provision of this
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                                       54

            12.06   No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any
Person.

            12.07   Amendment and Waiver. Any provision of this Agreement or the
Schedules or Exhibits hereto may be amended or waived only in writing signed by the Buyer, the Company and the Representative. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default. In addition, the
Buyer and certain Management Equityholders may enter into agreements between the date hereof and the Closing Date whereby all or a portion of such Management
Equityholders Shares (which would otherwise be sold to Buyer pursuant to this
Agreement) may be contributed by such Management Equityholders to the capital or exchanged for capital stock or options to acquire equity interests of the Buyer
(or the parent of the Buyer). In such event, the Buyer, Company and the
Representative agree to amend this Agreement as reasonably necessary in order to accommodate the execution of such agreements and the transactions contemplated thereby; provided, however, that no such modification shall result in any additional liability to the Representative, or any other non-participating
Seller.

            12.08   Complete Agreement. This Agreement and the documents
referred to herein (including the Confidentiality Agreement and the Escrow
Agreement) contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

            12.09   Counterparts. This Agreement may be executed in multiple
counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

            12.10   No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and except for
Section 7.03 and Article X, nothing herein expressed or implied shall give or be construed to give any Person (other than the parties hereto and such assigns)
any legal or equitable rights hereunder.

            12.11   Governing Law. Jurisdiction. All matters relating to the
interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New
York. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court sitting in New York, New York over any suit, action or proceeding brought pursuant to the terms of this Agreement.

            12.12   Waiver of Jury Trial. The parties to this Agreement each
hereby waives, to the fullest extent permitted by law, any right to trial of any claim, demand, action, or cause of action (i) arising under, this Agreement or
(ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort,

                                       55

equity, or otherwise. The parties to this Agreement each hereby agree and consents that any such claim, demand, action, cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

            12.13   Buyer Obligations. With respect to any post-Closing
obligations of the Buyer, the Buyer may cause the Company and/or any of its
Subsidiaries to satisfy any such obligations directly or on Buyer's behalf.

                              *    *    *    *    *

                                       56

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                          BUYER:

                                          RGCH HOLDINGS LLC

                                          By:  /s/ William M. Pruellage
                                               _________________________________
                                          Its: President
                                               _________________________________

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                          BUYER:

                                          RGCH HOLDINGS LLC

                                          By:  _________________________________

                                          Its: _________________________________

                                          COMPANY:

                                          RATHGIBSON, INC.

                                          By:  /s/ Harley B. Kaplan
                                               _________________________________
                                          Its: President & CEO
                                               _________________________________

                                          REPRESENTATIVE:

                                          LIBERTY PARTNERS HOLDINGS 10, L.L.C.

                                          By:  Liberty Partners, L.P.
                                          Its: Manager

                                          By:  PEB Associates, Inc.
                                          Its: General Partner

                                          By:  _________________________________

                                          Its: _________________________________

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                          BUYER:

                                          RGCH HOLDINGS LLC

                                          By:  _________________________________

                                          Its: _________________________________

                                          COMPANY:

                                          RATHGIBSON, INC.

                                          By:  _________________________________

                                          Its: _________________________________

                                          REPRESENTATIVE:

                                          LIBERTY PARTNERS HOLDINGS 10, L.L.C.

                                          By:  Liberty Partners, L.P.
                                          Its: Manager

                                          By:  PEB Associates, Inc.
                                          Its: General Partner

                                          By:  /s/ Paul J. Huston
                                               _________________________________
                                          Its: Managing Director

                                          SELLERS:

                                          LIBERTY PARTNERS HOLDINGS 10, L.L.C.

                                          By:  Liberty Partners, L.P.
                                          Its: Manager

                                          By:  PEB Associates, Inc.
                                          Its: General Partner

                                          By:  /s/ Paul J. Huston
                                               _________________________________
                                          Its: Managing Director

                                          ______________________________________
                                          Harley Kaplan

                                          ______________________________________
                                          William S. Anacker

                                          ______________________________________
                                          C. Michel Griffith

                                          ______________________________________
                                          Frank R. Fenton

                                          SELLERS:

                                          LIBERTY PARTNERS HOLDINGS 10, L.L.C.

                                          By:  Liberty Partners, L.P.
                                          Its: Manager

                                          By:  PEB Associates, Inc.
                                          Its: General Partner

                                          By:  _________________________________

                                          Its: _________________________________

                                          /s/ Harley B. Kaplan
                                          ______________________________________
                                          Harley Kaplan

                                          ______________________________________
                                          William S. Anacker

                                          ______________________________________
                                          C. Michel Griffith

                                          ______________________________________
                                          Frank R. Fenton

                                          SELLERS:

                                          LIBERTY PARTNERS HOLDINGS 10, L.L.C.

                                          By:  Liberty Partners, L.P.
                                          Its: Manager

                                          By:  PEB Associates, Inc.
                                          Its: General Partner

                                          By:  _________________________________

                                          Its: _________________________________

                                          ______________________________________
                                          Harley Kaplan

                                          /s/ William S. Anacker
                                          ______________________________________
                                          William S. Anacker

                                          ______________________________________
                                          C. Michel Griffith

                                          ______________________________________
                                          Frank R. Fenton

                                          SELLERS:

                                          LIBERTY PARTNERS HOLDINGS 10, L.L.C.

                                          By:  Liberty Partners, L.P.
                                          Its: Manager

                                          By:  PEB Associates, Inc.
                                          Its: General Partner

                                          By:  _________________________________

                                          Its: _________________________________

                                          ______________________________________
                                          Harley Kaplan

                                          ______________________________________
                                          William S. Anacker

                                          /s/ C. Michel Griffith
                                          ______________________________________
                                          C. Michel Griffith

                                          ______________________________________
                                          Frank R. Fenton

                                          SELLERS:

                                          LIBERTY PARTNERS HOLDINGS 10, L.L.C.

                                          By:  Liberty Partners, L.P.
                                          Its: Manager

                                          By:  PEB Associates, Inc.
                                          Its: General Partner

                                          By:  _________________________________

                                          Its: _________________________________

                                          ______________________________________
                                          Harley Kaplan

                                          ______________________________________
                                          William S. Anacker

                                          ______________________________________
                                          C. Michel Griffith

                                          /s/ Frank R Fenton
                                          ______________________________________
                                          Frank R. Fenton

                                                        EQUITYHOLDERS SCHEDULE

---------------------------------------------------------------------------------------------------------------------------
            Equityholder
          Name and Address                Shares    Stock Options   Phantom Rights   Pro Rata Share   Indemnification Share
---------------------------------------------------------------------------------------------------------------------------

Liberty Partners Holdings 10, L.L.C.    197,883          N/A             N/A            87.91%               90.52%
c/o Liberty Capital Partners, Inc.
1370 Avenue of the Americas
34th Floor
New York, New York 10019
Attention: Paul J. Huston
---------------------------------------------------------------------------------------------------------------------------
Harley Kaplan                           10,385           N/A             N/A             4.61%                4.75%
1310 Fiore Drive
Lake Forest, Illinois 60045
---------------------------------------------------------------------------------------------------------------------------
William S. Anacker                      1,357.25         N/A            1,554            1.29%                1.33%
118 Winesap Drive
Janesville, Wisconsin 53548
---------------------------------------------------------------------------------------------------------------------------
C. Michel Griffith                      4,143            N/A            1,036            2.30%                2.37%
90 Shadowwood Court
Janesville, Wisconsin 53548
---------------------------------------------------------------------------------------------------------------------------
Frank R. Fenton                         1,694            256             311             1.00%                1.03%
2251 Morgan Lane
Ingleside, Texas 78362
---------------------------------------------------------------------------------------------------------------------------
Joseph Zielinskie                       N/A              N/A            6,474            2.88%                  --
4 Meadowbrook Club Way
Farhills, NJ 07931
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                  215,462.25       256            9,375             100%                 100%
---------------------------------------------------------------------------------------------------------------------------